                                                                       Exhibit 2

                             AMENDED AND RESTATED
                              PURCHASE AGREEMENT

                                  MADE AS OF

                                OCTOBER 2, 1998

                                 BY AND AMONG

                           CAREY INTERNATIONAL, INC.

                      AIRPORT LIMOUSINE ACQUISITION CORP.

                                      AND

                       AIRPORT LIMOUSINE PARTNERS, INC.

                 D/B/A AMERICAN AIRPORT LIMOUSINE CORPORATION

                    AMERICAN LIMOUSINE REPAIR SERVICE, INC.

                                 GEORGE JACOBS

                                 AUBREY JACOBS

                                  HYMA LEVIN

                                HARRIET JACOBS

                               TABLE OF CONTENTS


SECTIONS                                                                PAGE
--------                                                                ----

1.   PURCHASE AND SALE OF SHARES........................................  2

2.   PURCHASE AND SALE OF ASSETS........................................  2

     2.1  Purchased Assets..............................................  2
     2.2  Excluded Assets...............................................  4
     2.3  Assumption of Certain Liabilities.............................  4
     2.4  Liabilities Not Assumed.......................................  4

3.   OTHER PROVISIONS RELATING TO THE PURCHASE AND SALE OF THE SHARES
     AND PURCHASED ASSETS...............................................  5

     3.1  Further Assurances............................................  5
     3.2  Further Consents to Assignment................................  6
     3.3  Employees.....................................................  6
     3.4  Operation of Business.........................................  6

4.   PURCHASE PRICE.....................................................  7

     4.1  Purchase Price................................................  7
     4.2  Escrow Payment................................................  7
     4.3  Tax Adjustment to Escrow Payment..............................  8
     4.4  Purchase Price Allocation.....................................  8

5.   CLOSING............................................................  8

6.   TRANSACTIONS AT THE CLOSING........................................  8

     6.1  Closing Deliveries of the Sellers and Stockholders............  8
     6.2  Closing Deliveries of Carey and the Acquisition Sub........... 10
     6.3  Joint Deliveries.............................................. 10
     6.4  Taxes......................................................... 11

7.   CONDITIONS OF CLOSING.............................................. 11

     7.1  Conditions to Obligations of Carey and the Acquisition Sub.... 11
     7.2  Conditions to Obligations of the Sellers and Stockholders..... 12

                                      (i)


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--------                                                                ----

8.   COVENANTS OF THE STOCKHOLDERS AND SELLERS.......................... 13

     8.1   Confidentiality.............................................. 13
     8.2   Covenant Not To Compete...................................... 14
     8.3   Conduct of the Companies' Business........................... 16
     8.4   GJ's Cooperation............................................. 18
     8.5   338(h)(10) Election.......................................... 18
     8.6   Exclusive Negotiating Rights................................. 18
     8.7   Further Assurances........................................... 19
     8.8   Access And Information....................................... 19
     8.9   Voting....................................................... 19
     8.10  Customer Database............................................ 19
     8.11  Accounts Receivable.......................................... 19
     8.12  Discharge of Liabilities..................................... 19
     8.13  Name Change.................................................. 20

9.   COVENANTS OF CAREY AND THE ACQUISITION SUB......................... 20

     9.1   Confidentiality.............................................. 20
     9.2   Discharge of Liabilities..................................... 20
     9.3   Retention of Records Litigation Aid.......................... 21

10.  JOINT COVENANTS OF THE SELLERS, STOCKHOLDERS, CAREY AND THE
     ACQUISITION SUB.................................................... 21

     10.1  Best Efforts................................................. 21
     10.2  Public Announcements......................................... 21
     10.3  Approvals; Consents; Permits; Licenses....................... 21
     10.4  Hart-Scott-Rodino Filings.................................... 22
     10.5  Notification Of Certain Matters.............................. 22

11.  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND
     SELLERS............................................................ 22

     11.1  Organization, Power, Etc..................................... 22
     11.2  Effect of Agreement.......................................... 22
     11.3  Capitalization............................................... 23
     11.4  Ownership and Title to the Shares............................ 24
     11.5  Financial Statements......................................... 24
     11.6  Books and Records............................................ 25
     11.7  Absence of Undisclosed Liabilities........................... 25

                                     (ii)



SECTIONS                                                                PAGE
--------                                                                ----

     11.8  Absence of Adverse Change.................................... 25
     11.9  Receivables; Banking Relationships........................... 26
     11.10 Tax Matters.................................................. 26
     11.11 Tangible Properties and Vehicles............................. 28
     11.12 Premises..................................................... 29
     11.13 Environmental Matters........................................ 30
     11.14 Insurance.................................................... 30
     11.15 Outstanding Commitments...................................... 31
     11.16 Certain Payments............................................. 31
     11.17 Transactions With Related Parties............................ 32
     11.18 Licenses, Permits, Authorizations, Etc....................... 32
     11.19 Employees.................................................... 33
     11.20 Employee Benefits............................................ 33
     11.21 Compliance with Law.......................................... 35
     11.22 Litigation................................................... 35
     11.23 Customer Database and Proprietary Assets..................... 36
     11.24 Brokerage.................................................... 37
     11.26 Disclosure................................................... 37
     11.27 Year 2000.................................................... 37

12.  REPRESENTATIONS AND WARRANTIES OF CAREY AND THE ACQUISITION
     SUB................................................................ 38

     12.1  Organization, Power, Etc..................................... 38
     12.2  Authority Relative to Agreement.............................. 38
     12.3  Conflicts.................................................... 38
     12.4  Litigation................................................... 39

13.  INDEMNIFICATION.................................................... 39

     13.1  Agreements to Indemnify...................................... 39
     13.2  Terms of Indemnity Obligations............................... 40
     13.3  Notice of Claim.............................................. 40
     13.4  Defense and Settlement of Third-Party Claims................. 41
     13.5  Control of Tax Proceedings................................... 41

14.  TERMINATION; AMENDMENTS; WAIVERS................................... 42

     14.1  Termination.................................................. 42
     14.2  Effect of Termination........................................ 43
     14.3  Amendment.................................................... 43


                                     (iii)


SECTIONS                                                                PAGE
--------                                                                ----

     14.4  Extension; Waiver............................................ 43

15.  MISCELLANEOUS...................................................... 43

     15.1  Expenses..................................................... 43
     15.2  Certain Tax Matters.......................................... 43
     15.3  Definitions.................................................. 44
     15.4  Entire Agreement............................................. 45
     15.5  Binding Effect; Benefit...................................... 45
     15.6  Section and Other Headings................................... 45
     15.7  Notices...................................................... 45
     15.8  Governing Law................................................ 46
     15.9  Counterparts................................................. 46
     15.10 Severability................................................. 46

SCHEDULES
---------
Schedule 2.2:  Excluded Assets
Schedule 2.3:  Assumed Liabilities
Schedule 4.1(a):  Cash Payment
Schedule 4.4:  Allocation of Purchase Price
Schedule 11.2:  Effects of Agreement
Schedule 11.4:  Ownership and Title to Shares of Capital Stock
Schedule 11.5(a):  Financial Statements
Schedule 11.5(b):  Pro Forma Earnings
Schedule 11.8:  Adverse Changes
Schedule 11.9:  Accounts Receivables
Schedule 11.10:  Taxes
Schedule 11.11(a):  Personal Property
Schedule 11.11(b):  Vehicle Descriptions/Vehicle Obligations
Schedule 11.12:  Leased Premises
Schedule 11.14:  Insurance
Schedule 11.15:  Company Contracts
Schedule 11.17:  Transactions with Related Parties
Schedule 11.19:  Licenses, Permits, Authorizations
Schedule 11.19:  Employee List
Schedule 11.20:  Employee Benefits/Plans
Schedule 11.22:  Litigation
Schedule 11.23(a):  Customer Database
Schedule 11.23(b):  Proprietary Assets
Schedule 11.23(c):  Unlawful Use of Proprietary Assets


                                     (iv)

Schedule 11.23(d):  Telephone Numbers


EXHIBITS
--------
Exhibit 6.1(a) -     Form of Opinion of Counsel to Stockholders and Sellers
Exhibit 6.1(i) -     Form of Bill of Sale
Exhibit 6.2(c) -     Form of Opinion of Counsel to Carey and the Acquisition Sub
Exhibit 6.3(a) -     Form of George Jacobs Executive Management and Non-
                     Competition Agreement
Exhibit 6.3(b) -     Form of Escrow Agreement
Exhibit 6.3(d) -     Form of Assignment and Assumption Agreement


                                      (v)

                              PURCHASE AGREEMENT


     THIS AMENDED AND RESTATED PURCHASE AGREEMENT (the "AGREEMENT") is made as
                                                        ---------
of the 2nd day of October 1998 by and among Carey International, Inc., a Delaware corporation ("CAREY"), Airport Limousine Acquisition Corp., a Delaware
                       -----
corporation and wholly owned subsidiary of Carey (the "ACQUISITION SUB"),
                                                       ---------------
Airport Limousine Partners, Inc. d/b/a American Airport Limousine Corporation, an Illinois corporation ("AMERICAN"), American Limousine Repair Service, Inc.
                          --------
("ALR" and together with American the "SELLERS" and each individually a
-----                                  -------
"SELLER"), George Jacobs, a resident of Burr Ridge, Illinois ("GJ"), Aubrey
 ------                                                        --
Jacobs, Hyma Levin and Harriet Jacobs, (together with GJ, the "STOCKHOLDERS" and
                                                               ------------
each individually, a "STOCKHOLDER").
                      -----------

                              W I T N E S S E T H

     WHEREAS, the Stockholders are the sole record and beneficial owners of all of the issued and outstanding capital stock of the Sellers;

     WHEREAS, the Stockholders are the sole record and beneficial owners of all of the issued and outstanding capital stock of Syd's Limousine, Inc., Limos "R" Us, Inc. and A.L. Transportation, Inc. (collectively, the "PURCHASED COMPANIES"
                                                           -------------------
and each a "PURCHASED COMPANY");
            -----------------

     WHEREAS, the Stockholders desire to sell and Carey and the Acquisition Sub desire to purchase the above-referenced shares of capital stock of the Purchased Companies (the "SHARES");
                ------

     WHEREAS, each Stockholder owns beneficially and of record the number of Shares set forth opposite such Stockholder's name on Schedule A attached hereto
                                                     ----------

     WHEREAS, American operates a chauffeured car-for-hire business under the names "Airport Limousine Partners, Inc." and "American Airport Limousine Corporation," and American, ALR and the Purchased Companies (collectively, the "COMPANIES" and each individually a "COMPANY") operate ancillary services to the
----------                           -------
foregoing under the names of "American Limousine Repair Service", "Syd's Limo", and "Limos "R" Us" (collectively the "BUSINESS");
                                      --------

     WHEREAS, Carey and the Acquisition Sub desire to purchase and the Sellers desire to sell substantially all of their respective assets, including without limitation, goodwill, customer databases, personal property, books and records of the Business, company names, contract rights, accounts receivable and operating cash upon the terms and subject to the conditions set forth herein;

     WHEREAS, Carey, Acquisition Sub (under the name "CLC, Inc."), the Sellers and the Stockholders entered into a Purchase Agreement dated August 20, 1998 which contemplated a closing on or before September 15, 1998 which would be deemed to be effective on September 1, 1998;

     WHEREAS, due to delay caused by regulatory and other issues, namely compliance with the notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the closing has been delayed until the date hereof; and

     WHEREAS, the parties desire to amend and restate said Purchase Agreement in order to make certain changes occasioned by the delay and to reconfirm their respective representations, warranties, covenants and obligations;

     WHEREAS, Stockholders wish to cooperate with the Acquisition Sub to provide for a smooth transfer of the Business, Shares and assets of the Sellers to be conveyed hereunder to Carey and the Acquisition Sub.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1.  PURCHASE AND SALE OF SHARES.

      Upon the terms and subject to the conditions contained herein, the Stockholders shall sell and transfer, free and clear of all Encumbrances (as defined below) to Carey and the Acquisition Sub, and Carey and the Acquisition Sub shall purchase, at the Closing (as defined below), the Shares, with the intention that the Business shall be transferred to Carey and the Acquisition Sub as a going concern.

      2.  PURCHASE AND SALE OF ASSETS.

      2.1 PURCHASED ASSETS.  At the Closing, each Seller shall sell, convey,
          ----------------
transfer and deliver to Carey and the Acquisition Sub the following assets (the "PURCHASED ASSETS") free and clear of all Encumbrances, all of which shall be
 ----------------
transferred with the intention that the Business shall be transferred to Carey and the Acquisition Sub as a going concern:

          (a) Goodwill, Tradenames, Etc.  Such Seller's goodwill, trade names,
              -------------------------
trademarks and service marks utilized in the Business at any time since inception, including without limitation those described in Schedule 11.23(b)
                                                           -----------------
attached hereto.

          (b) Proprietary Information.  Such Seller's Proprietary Assets (as
              -----------------------
defined below) relating to the Business including, but not limited to, the American Limousine

Information System ("ALIS"), and any plan or system utilized by such Seller and
                     ----
furnished in the ordinary course of business to Affiliates (as defined below) and chauffeurs of such Seller regarding standards and methods of operating, marketing, advertising and public relations, courtesy and appearance standards, charge card services, reservations services, dispatch and billing services, insurance programs and equipment standards for conducting a chauffeured vehicle service business, including improvements in operating procedures and mix of products and services which may be promoted and sold to customers of such Seller, including without limitation those listed in Schedule 11.23(b) attached
                                                     -----------------
hereto.


          (c) General Intangibles.  All of such Seller's general intangibles and
              --------------------
stockholders' interests therein including but not limited to the following: documents of title; Certificates of Public Convenience and Necessity and other operating certificates applied for and/or currently outstanding and issued by any and all regulatory bodies, including, but not limited to, the U.S. Department of Transportation, the Interstate Commerce Commission, the City of Chicago, the City of Burr Ridge, and the State of Illinois; franchise rights; contracts; leases; licenses; contract rights; deposits; accounts receivable, prepaid expenses; operating cash; refunds; barter rights; causes of action; judgments; license rights, including without limitation license rights arising out of or in connection with the rental of chauffeurs and chauffeur-driven vehicles or in the rendering of services in the conduct of such Seller's chauffeured car-for-hire business. A complete description of the documents of title and certificates referred to herein and the names of the parties holding such documents of title and certificates and the names and addresses of relevant regulatory authorities are set forth in Schedule 11.18 attached hereto.
                                        --------------

          (d) Customer Database.  The customer database relating to the Business
              -----------------
including, for each customer, the name, address, telephone number and name of contact (and/or such information set forth in Section 11.23 below), including without limitation those set forth in Schedule 11.23 attached hereto.
                                      --------------

          (e) Personal Property.  All of the furniture, fixtures, equipment, and
              -----------------
computer hardware and software (including ALIS) owned by or leased to such Seller, and any other personal property owned by such Seller or used in the Business, including without limitation those items listed on Schedule 11.11(a)
                                                             -----------------
and Schedule 11.11(b), each attached hereto.
    -----------------

          (f) Telephone Numbers.  All telephone numbers relating to the Business
              -----------------
which have been advertised in the Yellow Pages and/or White Pages as well as any other telephone numbers used for taking reservations for the Business and pager numbers, including without limitation those set forth in Schedule 11.23(d)
                                                         -----------------
attached hereto.

          (g) Business Communications.  All of each Seller's rights to receive
              -----------------------
mail and other communications relating to the operation of the Business.

          (h) Books and Records.  All the books and records of the Sellers
              -----------------
except for those books and records designated as Excluded Assets (as defined below).

      2.2 EXCLUDED ASSETS.  The following assets shall not be deemed to be
          ---------------
Purchased Assets and shall be retained by the Sellers: (i) thoses assets set forth on Schedule 2.2 attached hereto and (ii) all individual and corporate tax
         ------------
records, financial statements, other records used in connection with the preparation of any tax return or audit, minute books, stock record books (except those minute books and stock record books of the Purchased Companies) and any other financial books and records of the Sellers and Stockholders relating to the Business which the Sellers may reasonably deem necessary for the conduct of the Sellers' affairs after the Closing (collectively, the "STOCKHOLDERS' BOOKS")
                                                           -------------------

      2.3 ASSUMPTION OF CERTAIN LIABILITIES.   Upon and subject to the
          ---------------------------------
conditions set forth in this Agreement, at the Closing, the Acquisition Sub shall assume and be liable for the obligations arising on or before the Closing Date under the operating contracts, leases and other arrangements and trade debt set forth on Schedule 2.3 attached hereto (the "ASSUMED LIABILITIES").
             ------------                       -------------------
Notwithstanding any other provision contained in this Agreement, the Assumed Liabilities shall not exceed the value of the Total Assets (as defined herein) as of the Closing Date less $2.0 million (the "LIABILITIES CAP"). For purposes
                                               ---------------
of this Section 2.3, "TOTAL ASSETS" shall mean the assets acquired by the
                      ------------
Acquisition Sub pursuant to this Agreement (including the assets held by the Purchased Companies), valued as follows: (a) cash at 100%; (b) accounts receivable as actually received during the 180-day period immediately following the Closing Date; (c) property and equipment as described on the depreciation schedule forming a part of Schedule 11.11(a) hereto at depreciated book value;
                           -----------------
and (d) Vehicles (as defined below) at depreciated book value.

      2.4 LIABILITIES NOT ASSUMED.    The Acquisition Sub shall not assume any
          -----------------------
liabilities of the Sellers other than the Assumed Liabilities. With respect to each Assumed Liability the Acquisition Sub shall not assume and shall not have or be under any liability or obligation over and above any amount, or after the occurrence of any limitation or expiration date, of such liability or obligation stated on Schedule 2.4 attached hereto. Without limiting the generality of the
          ------------
foregoing and except as otherwise provided on Schedule 2.4, the Assumed
                                              ------------
Liabilities shall not include, and the Acquisition Sub shall not assume under this Agreement, any liabilities whatsoever accruing or arising during the Operation Period (as defined below) due to the gross negligence or willful misconduct of any member of the American Group (as defined below) or any of the following obligations or liabilities of the Sellers:

          (a)  Transfer Liability.  Any tax liability of a Seller or a
               ------------------
Stockholder (including liability for bulk sales taxes) arising from or incurred in connection with the purchase and sale provided for by this Agreement.

          (b)  Obligations to Employees and Others.  Any debt, obligation or
               -----------------------------------
liability to any employee, agent, officer, director, or security holder of a Seller or of any entity owned or controlled in whole or in part by a Seller under any employment, sales, representation, or similar agreement, or under any employee stock option plan, stock purchase plan, bonus plan or arrangement, pension plan or other benefit plan, health plan, or other employee welfare plan or arrangement.

          (c)  Insurance Obligations.  Any debt, liability or obligation of a
               ---------------------
Seller (or costs and expenses in connection therewith) to the extent that such debt, liability or obligation is actually satisfied or paid on behalf of a Seller by an insurer or insurers under a policy issued to a Seller.

          (d)  Violations of Law.  Any liability or obligation arising from any
               -----------------
violation by a Stockholder or a Seller or by any of a Seller's officers, employees or agents of any statute (or rule or regulation thereunder) or executive regulation of the United States or any state or any political subdivision or agency thereof or any statutes (or rule or regulation thereunder) or executive, administrative, or quasi-judicial regulation of any foreign government.

          (e)  Breach of Representations and Warranties.  Any liability or
               ----------------------------------------
obligation whose existence violates or is contrary to any representation or warranty of the Stockholders or the Sellers made in this Agreement.

          (f)  Tax Liability.  Any federal and other domestic or foreign income
               -------------
tax or other tax liabilities known or unknown, existing, or arising from the operations of the Business prior to the Closing Date.

          (g)  Litigation.  Any liability or obligation arising prior to the
               ----------
Closing Date under any claim for workers' compensation, for the commission of any tort, breach of any legal duty, breach or violation of any contract, violation or breach of any law, statute, ordinance, rule, regulation, injunction or decree, arising under any law created for the protection of the environment or health, or any liability or obligation for any "product liability" or other claim including, but not limited to, any claims made by the City of Chicago for any airport fees or taxes or street use charges connected in any manner with any products, events, or activities produced or taking place prior to the Closing Date.

          (h) Cap.  Any liability the existence of which causes the liabilities
              ---
assumed by the Acquisition Sub hereunder to exceed the Liabilities Cap.

      3. OTHER PROVISIONS RELATING TO THE PURCHASE AND SALE OF THE SHARES AND PURCHASED ASSETS.

      3.1 FURTHER ASSURANCES.  At any time and from time to time after the
          ------------------
Closing, at the request of the Acquisition Sub and without further consideration, each of the Sellers, Purchased Companies and Stockholders (each a member of the "AMERICAN GROUP" and collectively, the "AMERICAN GROUP") will take
               --------------                         --------------
whatever action may be necessary or desirable including but not limited to the execution and delivery of such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively transfer, convey and assign to the Acquisition Sub and to confirm the Acquisition Sub's right, title and interest to the Shares and Purchased Assets free and clear of all Encumbrances and to carry out the intent and purposes of the transactions contemplated by this Agreement.

      3.2 FURTHER CONSENTS TO ASSIGNMENT.  With respect to any licenses,
          ------------------------------
permits, authorizations, consents or approvals (or effective waivers thereof) used in the Business or otherwise necessary for the current operations of the Business, the transfer to the Acquisition Sub of the Shares, any Purchased Asset or the operation of the Business or the ownership of the Shares or Purchased Assets by the Acquisition Sub after the Closing which are not obtained by the American Group or the Acquisition Sub at or prior to the Closing: (i) GJ and/or the Acquisition Sub will continue to use reasonable efforts to obtain from the appropriate person or persons the applicable licenses, permits, authorizations, consents or approvals (or effective waivers thereof); and (ii) if GJ and/or the Acquisition Sub are unable to obtain any such license, permit, authorization, consent, approval or waiver, then (a) neither this Agreement nor any instrument or agreement delivered at the Closing shall constitute or be deemed to be a contract to assign or an assignment if an attempted assignment without such license, permit, authorization, consent, approval or waiver would constitute a breach of such item or create in any person the right or power to cancel or terminate such item or a cause of action with respect to such item and (b) GJ will cooperate with the Acquisition Sub in any reasonable arrangement designed to provide the Acquisition Sub with the benefit of the American Group's rights under such item, including enforcement of any and all rights of the American Group against any such person as the Acquisition Sub may reasonably request. Carey and the Acquisition Sub acknowledge and agree that GJ shall have no obligation to transfer or cause the transfer any permit that is not transferable.

      3.3 EMPLOYEES.  Except as otherwise expressly provided herein, the
          ---------
Acquisition Sub may, but shall not be obligated to, offer employment on or after the date hereof to the Employees (as defined below) that the Acquisition Sub in its sole discretion elects to so employ. Any such offer of employment shall be on such terms and conditions as the Acquisition Sub in its reasonable discretion shall determine, without regard to the terms and conditions under which any employees of the Companies are currently employed. Neither Carey nor the Acquisition Sub shall have any obligation of any kind or nature for any compensation or benefits of any kind or nature with respect to the Employees or consultants of the Companies for any services rendered or otherwise arising on or prior to the Closing Date or for such obligations arising during the Operation Period due to the gross negligence or willful misconduct of any member of the American Group, including, without limitation, any obligation, liability or cost associated with the termination by the Companies of any such consultant or Employee.

      3.4 OPERATION OF BUSINESS.  The Companies shall operate the Business for
          ---------------------
the benefit of the Acquisition Sub during the period (the "OPERATION PERIOD")
                                                           ----------------
between the Closing Date and the date on which the payment of the Purchase Price (as defined below) is made and instruments of transfer have been executed and delivered as set forth herein (the "PAYMENT DATE"). All revenues generated by
                                    ------------
the Purchased Companies or on account of the Purchased Assets on and after the Closing Date shall be the revenues of the Acquisition Sub and shall be or be paid, as the case may be, to the Acquisition Sub. All expenditures made by the Sellers in the operation of the Business in the ordinary course consistent with past practices after the Closing Date shall be chargeable to the Acquisition Sub and reimbursed to the Sellers. The Sellers shall promptly calculate all such revenues received and expenditures made during the Operation Period, and shall make a reasonable accounting and reconciliation thereof to the Acquisition Sub by no later than October 31, 1998. Within 15 days following the receipt by the Acquisition Sub of such accounting and reconciliation, the party owing money (the "OWED AMOUNT") to the other based on such accounting and reconciliation
      -----------
shall pay the other in full the Owed Amount plus simple interest at a rate of seven percent (7%) per annum thereon for the period commencing on the Closing Date and ending on the date on which the Owed Amount and interest accruing
thereon have been paid in full.   During the Operation Period, the Companies
shall not make any bonus or other payments which are not in the ordinary course of business consistent with past practices and are not necessary for the conduct of the Business. From and after the Closing Date, the Acquisition Sub shall be deemed to have been the owner of the Purchased Companies, the Business and all Purchased Assets notwithstanding the existence of the Operation Period.

      4.  PURCHASE PRICE.

      4.1 PURCHASE PRICE.  In consideration for the Shares, Purchased Assets and
          --------------
the other covenants and agreements set forth herein, the Acquisition Sub and Carey, subject to the adjustments set forth herein, shall pay to the Stockholders and Sellers an aggregate of Twenty Million Dollars
($20,000,000)(the "PURCHASE PRICE") determined as follows:
                   -------- -----

          (a) Cash Payment.  At the Closing, Carey and the Acquisition Sub shall
              ------------
pay to the Sellers and Stockholders Twenty Million Dollars ($20,000,000) by delivery of a promissory note (the "CASH PAYMENT") payable to GJ, as agent for
                                    ------------
the Stockholders and the Sellers. GJ agrees to distribute the Cash Payment to the Stockholders and Sellers in accordance with Schedule 4.1(a) attached hereto.
                                                ---------------

          (b)  Intentionally Omitted.
               ---------------------

          (c)  Intentionally Omitted.
               ---------------------

      4.2 ESCROW PAYMENT.  At the Closing or within thirty-five (35) days
          --------------
thereof, GJ shall deliver stock certificates in GJ's name evidencing 333,333 of shares of Carey Common Stock (the "ESCROW PAYMENT") and duly executed stock
                                   --------------
powers therefor to the Escrow Agent

(as defined below) and held in accordance with the provisions of the Escrow Agreement (as defined below).

      4.3 TAX ADJUSTMENT TO ESCROW PAYMENT.  Despite the operation of Section
          --------------------------------
6.4 below, to the extent that the Acquisition Sub shall be found responsible for any sales, use or other transfer taxes imposed by federal, state or local law with respect to the sale of the Shares or Purchased Assets to the Acquisition Sub, the Escrow Payment shall be subject to a negative adjustment equal to one hundred percent (100%) of the amount of any such taxes (including fees or penalties not arising from the gross negligence of the Acquisition Sub) paid by the Acquisition Sub (the "TAX ADJUSTMENT"). The Tax Adjustment shall be in
                          --------------
addition to and shall not otherwise negate or abridge the rights and remedies of the Acquisition Sub under Section 13 below or otherwise; provided, however, that
                                                         --------  -------
the provisions hereof are not intended to place any additional liability on the Sellers and Stockholders than as otherwise agreed to herein and; provided,
                                                                 --------
further, that the sum of any such Tax Adjustment shall be aggregated with any
-------
indemnity obligations of the Sellers and Stockholders for the purposes of the Indemnification Cap.

      4.4 PURCHASE PRICE ALLOCATION.  The Purchase Price shall be allocated
          -------------------------
among the Shares and Purchased Assets as reasonably determined by the parties and set forth in Schedule 4.4 attached hereto, which the parties agree to attach
                 ------------
to this Agreement on or before the Payment Date (as defined below). The parties agree that any reporting of the Purchase Price or the allocation thereof on any federal or state tax return shall be consistent with Schedule 4.4.
                                                     ------------

      5. CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall be deemed to have taken place at 12:01 a.m.
                -------
Eastern Standard Time on September 1, 1998,  (the "CLOSING DATE"), at the
                                                   ------------
offices of Nutter, McClennen & Fish, LLP, One International Place, Boston, MA 02110 subject to the satisfaction of all of the conditions to Closing set forth in Section 7 below on or before October 2, 1998 and notwithstanding the fact that the Purchase Price may be paid and the Bill of Sale and other closing documents may be delivered on a date on or before October 2, 1998.

      6.  TRANSACTIONS AT THE CLOSING.

      6.1 CLOSING DELIVERIES OF THE SELLERS AND STOCKHOLDERS.  At the Closing,
          --------------------------------------------------
the Sellers and Stockholders shall deliver to Carey, the Acquisition Sub or the Escrow Agent, as the case may be, the following:

          (a) Opinion of Counsel.  The opinion of counsel to the Sellers and
              ------------------
Stockholders in substantially the form of Exhibit 6.1(a) attached hereto;
                                          --------------

          (b) Charter Documents.  Copies of the Companies' Certificates of
              -----------------
Incorporation, as certified as of a recent date prior to the Closing by the Secretary of State of

Illinois, certificates of good standing and tax status for each Company, also as certified by the Secretary of State of Illinois or the Department of Revenue of Illinois, as the case may be; and certificates of foreign qualification with respect to all states in which a Company, by the conduct of its business, is required to be so qualified;

          (c) Board and Stockholder Resolutions.  Copies of resolutions of the
              ---------------------------------
Board of Directors and Stockholders of each Company, each certified by such Company's Secretary as being complete and correct as of the Payment Date and satisfactory in form and substance to the Acquisition Sub, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers and employees of such Company in carrying out the terms and provisions hereof;

          (d) Bring Down Certificates.  A certificate of each Seller's President
              -----------------------
and each of the Stockholders, satisfactory in form and substance to the Acquisition Sub, attesting to the continuing truth as of the Payment Date of the representations and warranties made by them in this Agreement, and stating that they have performed and complied with all their covenants and obligations which were required to have been complied with or satisfied prior to the Payment Date;

          (e) Consents.  Third party consents to assignment where such consents
              --------
are required by law or contract to transfer to the Acquisition Sub all of the Sellers' rights in and to the Purchased Assets without violation of Section
11.18 (without regard to any exceptions thereto in Schedule 11.18 attached
                                                   --------------
hereto);

          (f) Company Contracts.  A copy of each written Company Contract (as
              -----------------
defined below);

          (g) Customer Database.  The Customer Database (as defined below) and
              -----------------
accounts receivable billing profile referenced in Section 11.23 below;

          (h)  Intentionally Omitted.
               ---------------------

          (i) Bills of Sale.  Bills of sale in substantially the form of Exhibit
              -------------                                              -------
6.1(i) attached hereto;
------

          (j) Books and Records.  All of the books, data, documents, instruments
              -----------------
and other records relating to the Business (except for the Stockholders' Books);

          (k) Purchased Assets.  Physical possession of all Purchased Assets;
              ----------------

          (l) Stock Certificates.  Stock certificates and stock powers therefor
              ------------------
representing one hundred percent (100%) of the Shares; and

          (m) Other Documents.  Such other certificates, documents and
              ---------------
instruments as Carey, the Acquisition Sub and their counsel shall reasonably require.

          (n) Stock Payment.  Within thirty-five (35) days of the Closing Date,
              -------------
GJ shall deliver to the Escrow Agent stock certificates in GJ's name evidencing 333,333 share of Carey Common Stock (the Escrow Payment) and stock transfer powers therefor.

      6.2 CLOSING DELIVERIES OF CAREY AND THE ACQUISITION SUB.  At the Closing,
          ---------------------------------------------------
Carey and the Acquisition Sub will deliver to the Sellers and Stockholders the following:

          (a)  Intentionally Omitted.
               ---------------------

          (b)  Cash Payment.  The Cash Payment;
               ------------

          (c)  Opinion of Counsel.  The opinion of counsel to Carey and the
               ------------------
Acquisition Sub substantially in the form of Exhibit 6.2(c) attached hereto;
                                             --------------

          (d) Stock Option Agreements.  Stock option agreements to purchase an
              -----------------------
aggregate of fifty thousand (50,000) shares of Carey Common Stock for employees of the Companies who are designated by GJ (including himself) in writing at least five (5) days prior to the Payment Date, to receive a non-qualified option for the number of such shares stipulated by GJ in such written designation, which agreements shall provide that the non-qualified options provided for therein are exercisable at Twenty-Two Dollars ($22.00) and vest over a four-year period; and

          (e) Board Resolutions.  Copies of resolutions of the Board of
              -----------------
Directors of each of Carey and the Acquisition Sub, each certified by such company's Secretary as being complete and correct as of the Payment Date and satisfactory in form and substance to the Sellers and Stockholders, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers and employees of such company in carrying out the terms and provisions hereof; and

          (f) Other Documents.  Such other certificates, documents and
              ---------------
instruments as the Sellers and Stockholders and their counsel shall reasonably require.

      6.3 JOINT DELIVERIES.  At the Closing, the Sellers, Stockholders, Carey
          ----------------
and the Acquisition Sub as applicable, will exchange or cause the delivery of the following, which in each case shall be duly executed by the parties thereto:

          (a) GJ Management Agreement.  An executive management and non-
              -----------------------
competition agreement between Carey, the Acquisition Sub and GJ substantially in the form of Exhibit 6.3(a) attached hereto (the "GJ EXECUTIVE MANAGEMENT
            --------------                       -----------------------
AGREEMENT");
---------

          (b) Escrow Agreement.  An escrow agreement among Carey. GJ and U.S.
              ----------------
Trust Company of New York, as escrow agent (the "ESCROW AGENT" substantially in
                                                 ------------
the form of Exhibit 6.3(b) attached hereto (the "ESCROW AGREEMENT").
                                                 ----------------

          (c)  Intentionally Omitted.

          (d) Assignment and Assumption Agreements.  Assignment and Assumption
              ------------------------------------
Agreements between the Acquisition Sub and each Seller substantially in the form of Exhibit 6.3(d) attached hereto; and
   --------------

          (h) Further Documents.  Such further documents, resolutions,
              -----------------
certificates and instruments as any party or its counsel reasonably requests to facilitate the consummation of the transactions contemplated hereby.

      6.4 TAXES.  Notwithstanding any other provision herein, the Stockholders
          -----
and Sellers shall be responsible for one hundred percent (100%) of all sales, use and other transfer taxes imposed by federal, state or local law with respect to the sale of the Shares or the Purchased Assets to the Acquisition Sub.

      7.  CONDITIONS OF CLOSING.

      7.1 CONDITIONS TO OBLIGATIONS OF CAREY AND THE ACQUISITION SUB.  The
          ----------------------------------------------------------
obligations of Carey and the Acquisition Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing, or waiver by Carey and the Acquisition Sub in writing, in whole or in part, of each of the following conditions:

          (a) Representations and Warranties.  All of the representations and
              ------------------------------
warranties of the Sellers and Stockholders in Section 11 of this Agreement (considered collectively) and each of those representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Payment Date, as if made on the Payment Date, and the Stockholders shall have caused the Companies to have delivered to Carey all of the schedules and exhibits attendant to this Agreement. In the event that any schedules to this Agreement are not delivered to Carey in connection with the execution of this Agreement, such schedules must be delivered to Carey at least five (5) business days before the Payment Date and must be satisfactory to Carey in its sole satisfaction. The Sellers and Stockholders acknowledge and agree that in the event that any such schedule is not satisfactory to Carey in its sole discretion, Carey may seek an appropriate amendment of this Agreement.

          (b) Covenants and Agreements.  All of the covenants and agreements
              ------------------------
that the Sellers and Stockholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

          (c) Finalization of Documents; Execution and Delivery of Documents.
              --------------------------------------------------------------
The Sellers, Stockholders, Carey and the Acquisition Sub shall have agreed to the terms and conditions of those documents referenced in Sections 6.1(i), 6.3(a), 6.3(b), and 6.3(d) above; and the Sellers and Stockholders shall have executed and delivered to Carey and the Acquisition Sub, or caused the execution and delivery of, all documents, certificates, instruments and items referenced in Sections 6.1 and 6.3 above, including those referenced in the preceding clause.

          (d) Consents.  All approvals, consents, permits or licenses from any
              --------
federal, state or local governmental agency or body required in connection with the consummation of the transactions contemplated hereby shall have been duly obtained to the extent that such approvals, consents, permits or licenses can be legally obtained prior to Closing, including, but not limited to, the approval of any regulatory authority of the transfer to Carey and the Acquisition Sub of control of each of the Companies' interstate and intrastate common carrier rights, if any.

          (e) Injunctions.  No preliminary or permanent injunctive or other
               ----------
order shall have been issued by any federal or state regulatory body, agency or court prohibiting the consummation of the transactions contemplated hereby; no governmental agency or body shall have instituted or notified any party of its intention to institute or threaten to institute any suit, action, or legal or administrative proceeding to restrain, enjoin or otherwise question the validity or legality of the transactions contemplated by this Agreement, and no order or decree so restraining or enjoining such transactions shall be in effect; and no other consent or approval required for the consummation of the transactions contemplated hereby by any third party shall not have been obtained and be duly effective.

          (f)  Intentionally Omitted.
               ---------------------

          (g) Board Approval.  This Purchase Agreement shall have been approved
              --------------
by the Board of Directors of Carey.

          (h) Hart-Scott-Rodino Waiting Period.  The waiting period for all
              --------------------------------
filings made under the Hart-Scott-Rodino Act of 1976, as amended (the "H-S-R
                                                                       -----
ACT") in connection with this Agreement and the transactions contemplated hereby shall have passed without objection, or any such objections shall have been resolved.


          7.2  CONDITIONS TO OBLIGATIONS OF THE SELLERS AND STOCKHOLDERS.  The
               ---------------------------------------------------------
obligations of the Sellers and Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing, or waiver by such parties in writing, in whole or in part, of each of the following conditions:

          (a) Representations and Warranties.  All of the representations and
              ------------------------------
warranties in Section 12 of this Agreement (considered collectively), and each of those representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Payment Date, as if made on the Payment Date.

          (b) Covenants and Agreements.  All of the covenants and agreements
              ------------------------
that Carey and the Acquisition Sub are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and compiled with in all material respects.

          (c) Finalization of Certain Documents; Execution and Delivery of
              ------------------------------------------------------------
Documents.  The Sellers, Stockholders, Carey and the Acquisition Sub shall have
---------
agreed to the terms and conditions of those documents referenced in Sections 6.1(i), 6.3(a), 6.3(b) and 6.3(d) above; and Carey and the Acquisition Sub shall have executed and delivered to the Stockholders and the Companies all documents, certificates, instruments, and items referenced in Sections 6.2 and 6.3 above, including those referenced in the preceding clause.

          (d) Hart-Scott-Rodino Waiting Period.  The waiting period for all
              --------------------------------
filings made under the H-S-R Act in connection with this Agreement and the transactions contemplated hereby shall have passed without objection, or any such objections shall have been resolved.

      8.  COVENANTS OF THE STOCKHOLDERS AND SELLERS.   Each Seller and
Stockholder covenants and agrees with Carey and the Acquisition Sub as follows:

          8.1  CONFIDENTIALITY.  Each Seller and Stockholder shall and shall
               ---------------
cause their respective agents and employees to, hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of their counsel, by other requirements of law, all Carey Confidential Information (as hereinafter defined) and will not disclose the same to any third party. Each Seller and Stockholder also will at all times after the Payment Date take all action and sign and deliver all instruments to the Acquisition Sub so as to vest or perfect in the Acquisition Sub all right, title and interest in and to the Carey Proprietary Information, or to assist the Acquisition Sub in filing or prosecuting any application, in his or her name or any other name, in any country, for any patent, trademark, service mark, copyright or other right therein, or any modification, reissue, division, continuation, revival or extension thereof, or in conducting any legal or administrative proceedings for securing, protecting or enforcing any of the foregoing. Each Seller and Stockholder further agrees that he, she or it has disclosed to the Acquisition Sub in writing all proprietary information conceived or developed in whole or in part by him, her or it relating to either the Business or the Carey Group (as defined below) prior to the date hereof.

     For purposes hereof, "CAREY CONFIDENTIAL INFORMATION" shall mean (i) any
                           ------------------------------
and all inventions, discoveries, ideas, research, engineering methods, practices, processes, systems, formulae, designs, products, projects, improvements and developments which (a) have not been generally available, (b) relate to Carey, the Acquisition Sub or any Affiliate thereof (the "CAREY
                                                                    -----
GROUP"), and (c) are made, conceived or reduced to practice by any Stockholder employee of the Carey Group subsequent to the date hereof, or by any other employee or consultant of the Carey Group, or in whole or in part at the expense of the Carey Group or on the premises of the Carey Group or with the assistance of the Carey Group's employees or consultants with the Carey Group's equipment or supplies or those of the Carey Group's employees or consultants, (ii) any and all trade secrets, reservation systems, marketing plans, forecasts, unpublished financial statements, budgets, licenses, prices and employee, lessor, customer and supplier lists of the Carey Group (iii) Seller Proprietary Information or like information of the Purchased Companies and (iv) the substance or terms of any discussions, negotiations or any communications between a Seller or Stockholder and Carey or the Acquisition Sub related to this Agreement or the transactions contemplated hereby, including, but not limited to, the terms of this Agreement or any draft thereof.

     Carey Confidential Information shall not include the following: (i) information ascertainable or obtained from public or published information, (ii) received from a third party not known to any Stockholder or Seller to be under an obligation to keep such information confidential, (iii) that is or becomes known to the public (other than through a breach of this Agreement), (iv) that was in a Stockholder's or Seller's possession before disclosure thereof to it in connection with this Agreement (except for the Seller Proprietary Information or like information of the Purchased Companies) or (v) that was independently developed by a Seller or Stockholder (except for the Seller Proprietary Information or like information of the Purchased Companies).

      8.2 COVENANT NOT TO COMPETE.  GJ agrees that commencing on the Payment
          -----------------------
Date and continuing until the later of (i) two (2) years after the termination of the GJ Executive Management Agreement and (ii) five (5) years after the date of this Agreement, and each other Stockholder and each Seller agrees that commencing on the Payment Date and continuing until five (5) years after the date of this Agreement, they shall not, without the prior written consent of Carey, directly or indirectly, either on the behalf of the Stockholders, the Sellers or on behalf of any other person:

          (a) attempt in any manner to persuade a customer or client of a Company, Carey, the Acquisition Sub or their respective Affiliates or licensees (the "CAREY PROTECTED PARTIES" and each individually a "CAREY PROTECTED PARTY")
      -----------------------                           ---------------------
to cease to do business or to reduce the amount of business which such customer or client has customarily done or contemplated doing with a Carey Protected Party;

          (b) employ or attempt to employ any person who is then, or within one
(1) year prior was, in the employ of or in a contracting relationship with a Carey Protected Party;

          (c) agree to serve as an agent, contractor, joint venture party, partner, consultant, or employee of a customer or client in a manner which would have the effect of reducing the amount of business derived by a Carey Protected Party with such customer or client or diverting away from the business of a Carey Protected Party from any customer or client of a Carey Protected Party for any of the products or services of the type usually rendered by a Carey Protected Party for any such customer or client;

          (d) solicit or divert (or attempt to solicit or divert) business of any customer or client of a Carey Protected Party in the areas of products or services of the type usually provided by a Carey Protected Party for any such customer or client for the benefit of anyone other than a Carey Protected Party;

          (e) service or attempt to service or perform work for any customer or client of a Carey Protected Party of the type customarily provided by a Carey Protected Party or contemplated to be provided by a Carey Protected Party;

          (f) disclose or distribute to any third parties customer or client workpapers, data, software or other written materials (or any copies thereof) prepared for internal use by a Carey Protected Party or used in connection with the business or operations of a Carey Protected Party; or

          (g) engage in or in any manner be connected with or employed by any person, firm, corporation, proprietorship, partnership or other entity in competition with a Carey Protected Party or engaged in the business of providing automobile or limousine transportation, chauffeured cars for hire, or limousine rentals or in any other enterprise which is or may be in competition with any line of business conducted or contemplated to be conducted by a Carey Protected Party within a radius of one hundred (100) miles of any office of a Carey Protected Party.

          (h) For the purposes of this Section 8.2, the following terms have the meaning set forth below:

               (x) "Customer" or "client" includes any person or entity (including, but not limited to, state, local, municipal or federal government entities) who is then a customer or client of a Carey Protected Party, or anyone who was a customer or client at any time during the prior twelve (12) months or prospective customers or clients with which the Stockholders have knowledge (actual or constructive) that a Carey Protected Party has been negotiating with to become a customer or client of a Carey Protected Party at any time after the Payment Date.

               (y) "Solicit" or "divert" (or attempt to solicit or divert) shall include direct personal calls and distributing announcements, notices or other materials to a customer or client;

          (i) GJ ACKNOWLEDGES THAT IN ANY EVENT HE WILL BE ABLE TO EARN A LIVELIHOOD WITHOUT VIOLATING THE FOREGOING COVENANTS. GJ REPRESENTS AND WARRANTS TO CAREY AND THE ACQUISITION SUB THAT HE IS NOT A PARTY TO ANY OTHER AGREEMENT CONTAINING A NON-COMPETITION AGREEMENT OR OTHER RESTRICTION WITH RESPECT TO ANY SERVICE OR BUSINESS WHICH HE IS TO PERFORM UNDER THE GJ EXECUTIVE MANAGEMENT AGREEMENT.

      8.3 CONDUCT OF THE COMPANIES' BUSINESS.  Between August 20, 1998 and the
          ----------------------------------
Closing, the Sellers and Stockholders shall cause the Companies to adhere to the following, unless otherwise agreed to by Carey in writing:

          (a) operate the Companies only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use their best efforts to preserve their present business organization and goodwill of the Companies intact, preserve their present relationships with persons having business dealings with them, and, unless such termination is approved by Carey, keep available the services of each of the Companies' present officers, employees, independent contractors and other service providers;

          (b) not amend the charter or by-laws of any of the Companies;

          (c) maintain the books and records of each of the Companies in the usual regular and ordinary manner, on a basis consistent with prior practice;

          (d) maintain all of the properties relating to each of the Companies in customary repair, order and condition, reasonable wear and tear and damage by fire or unavoidable casualty excepted, and maintain insurance upon all of the properties relating to the Companies and with respect to the conduct of the Companies on such amounts and of such kinds comparable to that in effect on the date hereof; and;

          (e) take no action that would make any representation or warranty contained in Section 11 materially untrue or incorrect.

          (f) protect and preserve the Customer Database (as defined below) and customer records of the Companies;

          (g) take reasonable measures to prevent interference in the Companies' businesses and the employment of valued employees, and to ensure the continued effectiveness after the Closing of all permits from regulatory commissions;

          (h) make no change in the banking and safe deposit arrangements of any of the Companies without prior written notice to Carey giving the details of such change;

          (i) grant no powers of attorney, except as disclosed in writing to Carey;

          (j) promptly notify Carey of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities or prospects of any of the Companies, and of the commencement or threatened commencement of any litigation or governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

          (k) not issue, redeem or repurchase any shares of the capital stock, effect any stock split, or otherwise change the capitalization of any of the Companies;

          (l) not grant, confer or award any option, warrant, conversion right or other right to acquire any shares of the capital stock of any of the Companies;

          (m) not adopt any new Plans (as defined below), including any severance provisions, stock option, stock benefit or stock purchase plan, or amend any existing Plan in any respect;

          (n) not cancel, terminate, amend or modify (or otherwise impair the rights of the Companies under) any Company Contracts (defined below);

          (o) not sell, lease or otherwise dispose of any of the assets of any of the Companies except in the ordinary course of business;

          (p) not make or revoke any tax election, including without limitation the election of any of the Companies to be taxed as an "S corporation" as defined in the Code, under federal law or under any comparable provision of state, local or foreign law;

          (q) not make any capital expenditure except in the ordinary course of business;

          (r) not incur any long-term indebtedness in addition to that outstanding on the date hereof, except in the ordinary course of business;

          (s) not incur or discharge any other indebtedness or liability, other than in the ordinary course of business;

          (t) not make any loans, advances or capital contributions to, or investments in, any other person, other than reasonable travel or other advances to employees in the ordinary course of business consistent with past practices;

          (u) not assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other person or entity, except to endorse checks for collection or deposit in the ordinary course of business;

          (v) not fail to make any scheduled or other payment by its due date;
and

          (w) not declare or pay any dividend or distribution on any shares of the capital stock of any of the Companies (except distributions for tax payments consistent with past practices).

      8.4 GJ'S COOPERATION.  For the period of the GJ Executive Management
          ----------------
Agreement, GJ agrees to cooperate with Carey and the Acquisition Sub so as to afford Carey and the Acquisition Sub the full goodwill and ongoing value of the Companies' assets and operations and to undertake to make telephone calls, write letters, participate in sales calls, and do whatever else is necessary, in the judgment of Carey, to assure the Companies' customers that the transaction contemplated by this Agreement is such that the Companies' customers can be assured of continued high quality service. GJ shall put forth his best effort to assure continued use of the Companies' services by their customers.

      8.5 338(H)(10) ELECTION.  The Stockholders hereby agree that
          -------------------
notwithstanding any other provisions of this Agreement to the contrary, the Stockholders shall join with Carey and the Acquisition Sub in timely making a joint election (a "Section 338(h)(10) Election") under Sections 338(g) and 338(h)(10) of the Internal Revenue Code of 1986, as amended, and any similar election as may be available under application state or local law (and in taking all steps necessary to effectuate the same) with respect to the sale of the Shares to the Acquisition Sub hereunder.

      8.6 EXCLUSIVE NEGOTIATING RIGHTS.  Until the earlier of December 31, 1998
          ----------------------------
or the Closing, the Sellers and Stockholders agree that neither they nor any officer, director, employee, consultant, advisor, agent or investment banker of any of the Sellers or Stockholders shall, directly or indirectly, (a) solicit, initiate or knowingly encourage or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any person relating to (i) any acquisition or purchase of any material asset or assets of any of the Companies or any shares of equity securities of the Companies, (ii) any tender offer (including a self-tender offer) or exchange offer involving shares of a Company's capital stock, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving any of the Companies other than the transactions contemplated by this Agreement, or (iv) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement or which would or could reasonably be expected to materially dilute the benefits to Carey and the Acquisition Sub of the transactions contemplated hereby (the transactions referred to in clauses (i) - (iv) are collectively referred to herein as "ALTERNATIVE TRANSACTIONS" and individually
                                    ------------------------
referred to herein as an "ALTERNATIVE TRANSACTION"), or agree to or endorse any
                          -----------------------
Alternative Transaction, or (b) enter into, continue or participate in any discussions or negotiations regarding any Alternative Transaction, or furnish to any person or entity (other than Carey) any information with respect to its business, properties or assets or any Alternative Transaction, or otherwise cooperate in any way with, assist or participate in, or facilitate or encourage any effort or attempt by any person to seek, effect or make any Alternative Transaction. If any Seller or Stockholder receives an inquiry, proposal or offer regarding an Alternative Transaction, such Seller or Stockholder shall within one (1) business day of his, her or its receipt of such proposal inform Carey of the terms and conditions of such inquiry, proposal or offer and the identity of the person or entity making it.

      8.7 FURTHER ASSURANCES.  The Sellers and Stockholders will have all
          ------------------
present officers and directors of each of the Companies execute whatever minutes of meetings or other instruments and take whatever action may be necessary or desirable to, (a) effect, perfect or confirm of record or otherwise the Acquisition Sub's full right, title and interest in and to the Shares and respective businesses, properties and assets of the Companies, free and clear of all Encumbrances except as otherwise disclosed herein, (b) allow the Companies to collect, realize upon, gain possession of, or otherwise acquire full right, title and interest in and to such businesses, properties and assets, or to carry out the intent and purposes of the transactions contemplated hereby, and (c) permit the Acquisition Sub to take dominion over the assets of the Companies.

      8.8 ACCESS AND INFORMATION.  The Stockholders will cause the Companies  to
          ----------------------
afford, and the Companies will afford, Carey's representatives with access to the Companies' management, properties, books and records and furnish to Carey and its representatives all additional financial and operating data and other information as to the Companies' businesses and properties as Carey may from time to time reasonably request.

      8.9 VOTING.  GJ agrees to vote his shares of capital stock of the
          ------
Companies to approve this Agreement at any meeting or any written consent of the Companies' stockholders and to otherwise use his best efforts to obtain the stockholder approval necessary to effect the purchase.

      8.10     CUSTOMER DATABASE.  In order to transfer to Carey and the
               -----------------
Acquisition Sub full access to the Customer Database, the Stockholders shall cause the Companies to deliver to Carey, prior to or simultaneous with the Closing, the nature and location of all materials containing information relevant to the Customer Database, including, but not limited to, customer accounts receivable billing profile, rolodex cards, log books, bills, receipts, electronic data and computer print-outs.

      8.11     ACCOUNTS RECEIVABLE.  The Sellers and GJ will cause the Companies
               -------------------
to issue invoices on account of accounts receivable generated in the ordinary course of business pursuant to the terms of this Agreement and for services performed up to the Payment Date. The Sellers and GJ will cause the Companies to take no action with respect to a client's outstanding account which would have an adverse effect on the client's relationship with the Acquisition Sub or the Business.

      8.12     DISCHARGE OF LIABILITIES.  GJ shall cause the Sellers to fully
               ------------------------
discharge all liabilities and obligations of or relating to the Business not assumed by the Acquisition Sub hereunder unless such liability or obligation is being contested in good faith and GJ has provided Carey with written notice specifying the nature of such liability or obligation and the basis for such contest.

      8.13     NAME CHANGE.  Promptly following the Closing, the Sellers shall
               -----------
change their names to names that are not in any way similar to "American Limousine" or "Airport Limousine." From and after the Closing, no Seller or Stockholder shall, without the prior consent of the Acquisition Sub, create or cause to be created any corporation, partnership, joint venture or other business entity which uses all or any part of the name "American" or "Airport" as all or part of its name.

      9.  COVENANTS OF CAREY AND THE ACQUISITION SUB.

      9.1 CONFIDENTIALITY.  Prior to the Payment Date, Carey and the Acquisition
          ---------------
Sub agree to treat as confidential all American Confidential Information (as defined below) obtained. Prior to the Payment Date, the American Confidential Information will be kept confidential by Carey, the Acquisition Sub and their respective officers, directors, employees, representatives, agents, accountants, attorneys, advisers, and other representatives; provided, that (i) any of such
                                                --------
American Confidential Information may be disclosed to Carey's and the Acquisition Sub's officers, directors, employees, representatives, agents, and advisers who need to know such American Confidential Information for the purpose of evaluating the transactions contemplated by this Agreement; and (ii) such Information may be disclosed if so required by law. If the Closing does not occur, Carey and the Acquisition Sub shall return to the American Group all material containing or reflecting the Information and will not retain any copies, extracts, or other reproductions thereof.

     "AMERICAN CONFIDENTIAL INFORMATION" shall mean all information obtained by
      ---------------------------------
Carey and the Acquisition Sub in connection with its due diligence investigation regarding the Business or the American Group already furnished, or to be furnished, by or on behalf of the Business or the American Group in connection with this Agreement. Notwithstanding the foregoing American Confidential Information shall not include the following: (i) information ascertainable or obtained from public or published information, (ii) received from a third party not known to Carey or the Acquisition Sub to be under an obligation to keep such information confidential, (iii) that is or becomes known to the public (other than through a breach of this Agreement), (iv) that was in Carey or the Acquisition Sub's possession before disclosure thereof to it in connection with this Agreement or (v) that was independently developed by Carey or the Acquisition Sub.

      9.2 DISCHARGE OF LIABILITIES.  Following the Payment Date, the Acquisition
          ------------------------
Sub shall promptly and fully discharge all of the Assumed Liabilities as they become due in the normal course of business unless an Assumed Liability is being contested in good faith and the Acquisition Sub has provided GJ with written notice specifying the nature of such Assumed Liability and the basis for such contest.

      9.3 RETENTION OF RECORDS LITIGATION AID.  To the extent that the Sellers
          -----------------------------------
and Stockholders have transferred the books, data, documents, instruments and other records relating to the Business, the Acquisition Sub will not discard, for a period of five (5) years from the Closing Date, such records without giving thirty (30) days prior written notice to the Stockholders. Further, the Acquisition Sub shall allow the Stockholders access to such records during normal business hours upon forty-eight (48) hours prior written notice. Carey and the Acquisition Sub shall provide GJ with such support as they deem reasonably necessary and appropriate in connection with those litigation matters set forth on Schedule 11.22 attached hereto; provided, however, that neither
             -------- -----                   -------  -------
Carey nor the Acquisition shall be required to incur any expenses or out-of-pocket costs in connection with such support unless compensated therefor.

      10. JOINT COVENANTS OF THE SELLERS, STOCKHOLDERS, CAREY AND THE ACQUISITION SUB.

      10.1     BEST EFFORTS.  Subject to the terms and conditions hereof, each
               ------------
party to this Agreement agrees to fully cooperate with the others and the others' counsel, accountants and representatives in connection with any steps required to be taken as part of his, her or its obligations under this Agreement. Each party to this Agreement agrees that he, she or it will use his, her or its best efforts consistent with reasonable business practice to cause all conditions to its obligations and to the other parties under this Agreement to be satisfied as promptly as possible, and will not undertake a course of action inconsistent with this Agreement or which would make any of his, her or its representations, warranties, agreements or covenants in this Agreement untrue in any material respect or any conditions precedent to its obligations under this Agreement unable to be satisfied at or prior to the Closing.

      10.2     PUBLIC ANNOUNCEMENTS.  Carey, the Sellers and the Stockholders
               --------------------
shall not make any public announcements, notices or other communications

("PUBLIC ANNOUNCEMENTS") regarding this Agreement and the transactions
----------------------
contemplated hereby to parties other than the parties hereto and their respective advisors without the prior written approval (which shall not be unreasonably withheld or delayed) of (i) Carey, in the case of proposed Public Announcements by the Sellers and the Stockholders, and (ii) the Sellers and the Stockholders, in the case of proposed Public Announcements by Carey.

      10.3     APPROVALS; CONSENTS; PERMITS; LICENSES.  Carey and GJ will use
               --------------------------------------
all reasonable efforts to assure that all approvals, consents, permits or licenses from any federal, state or local governmental agency or body required in connection with the consummation of the transactions contemplated hereby shall have been duly obtained, including, but not limited to, the approval of any regulatory authority of the transfer to Carey and the Acquisition Sub of control of each of the Companies' interstate and intrastate common carrier rights, if any, including application for new authority with respect to any authority which is not subject to transfer.

      10.4     HART-SCOTT-RODINO FILINGS.  Each of the parties to this Agreement
               -------------------------
shall prepare and promptly file or cause the preparation and filing with the Federal Trade Commission and the Department of Justice of a Pre-Merger Notification Report Form pursuant to the H-S-R Act (the "REPORT") and shall file
                                                         ------
such additional information or cause the filing of such additional information as may be required by the Federal Trade Commission or Department of Justice.

         10.5  NOTIFICATION OF CERTAIN MATTERS.  Each of the parties to this
               -------------------------------
Agreement (the "NOTIFYING PARTY") shall give prompt notice to the other parties
               ----------------
of (a) the occurrence or non-occurrence of any event that would be likely to cause any representation or warranty of the Notifying Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any failure of the Notifying Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 10.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      11. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND SELLERS.   In
order to induce Carey and the Acquisition Sub to enter into this Agreement, each of the Stockholders and Sellers hereby jointly and severally represent and warrant to Carey and the Acquisition Sub as follows:

      11.1     ORGANIZATION, POWER, ETC.  Each of the Companies is a corporation
               ------------------------
duly organized and validly existing under the laws of the State of Illinois. To the Best Knowledge (as defined below) of the Stockholders and Sellers, the Companies are not required to be qualified as a foreign corporation in any jurisdiction. Each of the Companies has all requisite power and authority to own, operate, and lease its properties and to carry on its business as now being conducted. The Sellers have all requisite corporate power and authority, and the Stockholders have full power, authority and capacity, to execute and deliver this Agreement and all other agreements contemplated hereby (the "ANCILLARY
                                                                  ---------
AGREEMENTS") and to consummate the transactions contemplated hereby and thereby.
----------
The execution and delivery of this Agreement and the Ancillary Agreements to which each Seller and Stockholder is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors and stockholders of each of the Sellers, and no other action is necessary to authorize this Agreement or the Ancillary Agreements to which any

Seller or Stockholder is a party or the consummation of the transactions contemplated herein or therein. This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by each Seller and Stockholder which is a party hereto and thereto and constitute the legal, valid and binding obligation of each Seller and Stockholder which is a party hereto or thereto, enforceable against each in accordance with its terms. The Companies have previously furnished to Carey true and complete copies of their charters and by-laws, as amended to date.

      11.2     EFFECT OF AGREEMENT.  Except as set forth in Schedule 11.2, the
               -------------------                          -------------
execution, delivery and performance of this Agreement or the Ancillary Agreements to which any Seller or Stockholder is a party and consummation of the transactions contemplated hereby and thereby will not require the consent, approval or authorization of any person or public authority, will not violate any provision of the charter or by-laws of any of the Companies, will not violate, with or without the giving of notice and/or the passage of time or both, any provision of law applicable to any member of the American Group, and will not conflict with or constitute a default under, or result in the creation of any encumbrance upon, any of the properties or assets of any member of the American Group pursuant to any indenture, mortgage, deed of trust or other agreement or instrument, or any order, judgment, award, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which any member of the American Group is a party or by which any of member of the American Group or any of their assets and properties may be bound.

      11.3     CAPITALIZATION.  The authorized equity securities of American
               --------------
consists of 20,000 shares of common stock , each with no par value, of 10,000 shares are issued and outstanding. The authorized equity securities of Limos "R" Us, Inc. consists of 20,000 shares of common stock, each with no par value per share, of which 10,000 shares are issued and outstanding. The authorized equity securities of American Limousine Repair Service, Inc. consists of 20,000 shares of common stock, each with no par value per share of which 10,000 are
issued and outstanding.   The authorized equity securities of Syd's Limousine,
Inc. consist of 1,000,000 shares of Common Stock, each with no par value per share, of which 1,000 are issued and outstanding. The authorized equity securities of A. L. Transportation, Inc consist of 20,000 shares of Common Stock, each with no par value per share of which 10,000 are issued and
outstanding.   All outstanding shares of the Companies' capital stock have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts, commitments, agreements or understandings (written or oral) that require any of the Companies to issue, sell, transfer, purchase or redeem any of their capital stock or other securities. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to any of the Companies. There are no agreements, voting trusts, proxies or other agreements or understandings with respect to the voting or ownership of the capital stock of any of the Companies.

      11.4     OWNERSHIP AND TITLE TO THE SHARES.  The Stockholders are the sole
               ---------------------------------
record and beneficial holders of all of the issued and outstanding shares of capital stock of the Companies. Schedule A and Schedule 11.4, each attached
                                 ----------     -------------
hereto, set forth the names of the Stockholders and the number of shares of capital stock of the Companies owned of record and beneficially by each. The Stockholders own their respective shares free and clear of any claims. Except as set forth in Schedule 11.4 attached hereto, the Stockholders have the ability
                -------------
to vote their shares. The current addresses and social security number or other federal tax identification numbers of each of the Stockholders are set forth on

Schedule 11.4 attached hereto.  None of the Stockholders or the Companies
-------------
directly or indirectly controls or owns an interest in any other person, corporation, partnership, joint venture or other business entity engaged in the chauffeured car-for-hire or leasing business.

      11.5     FINANCIAL STATEMENTS.  (a) American has provided to Carey as
               --------------------
Schedule 11.5(a) attached hereto the following:  (i) the combined and combining
----------------
financial statements of the Companies, reviewed and/or audited by a firm of independent certified public accountants, including a statement of income, balance sheet, and statement of cash flows, as of and for the twelve (12) months ended December 31, 1995 and 1996 to be reviewed, and as of and for the 12 months ended December 31, 1997 to be audited, as well as the combined and combining financial statements which have been reviewed by a firm of independent certified public accountants as of and for the six months ending June 30, 1998 (collectively, the "FINANCIAL STATEMENTS"); (ii) the tax returns of the
                    --------------------
Companies for their fiscal years ending December 31, 1995, 1996 and 1997; and
(iii) a schedule of monthly revenues of the Companies from January 1, 1995 through June 30, 1998, which includes a break-out of revenue by direct bill, credit card, cash and indicates whether such revenue includes tax, tips, tolls and commissions . The Financial Statements are complete and correct and accurately present the financial condition and results of operations of the Companies and to the Best Knowledge of the Sellers and Stockholders are all in conformity with GAAP consistently applied.

          (b) The pro forma earnings before interest and taxes ("EBIT") for the
                                                                 ----
fiscal year ended December 31, 1997 includes (i) audited EBIT of One Million Forty-Nine Thousand Dollars ($1,049,000), and (ii) add-backs of One Million Seven Hundred Ninety-One Thousand Dollars ($1,791,000) contained in Schedule
                                                                    --------
11.5(b), which reflect special adjustments for the purposes of the transactions
-------
contemplated by this Agreement that were actually expensed in the said fiscal period, projected future acquisition EBIT from the Hinsdale acquisition consummated in January, 1998, and other miscellaneous EBIT.

          (c) Within thirty days of the Closing, American shall provide to Carey a combined pro forma closing balance sheet of the Companies as of August 31, 1998 (the "CLOSING BALANCE SHEET"), which such pro forma closing balance sheet
           ---------------------
shall be accompanied by a detailed list of accounts receivable, Vehicles and liabilities of the Companies assumed by the Acquisition Sub in accordance with this Agreement. The pro forma net worth reflected on the Closing Balance Sheet as determined in accordance with generally accepted accounting principals by Sellers' regularly-employed firm of certified public accountants and reviewed by Carey's regularly-employed firm of certified public accountants on or before December 1, 1998, shall be equal to or greater than $2.0 million (the "NET WORTH REQUIREMENT").
      ---------------------

      11.6     BOOKS AND RECORDS.  To the Best Knowledge of the Stockholders and
               -----------------
Sellers, the books and records of each of the Companies are complete and correct, have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition and results of operations of the Companies as set forth in the Financial Statements.

      11.7     ABSENCE OF UNDISCLOSED LIABILITIES.  Except to the extent of the
               ----------------------------------
amounts specifically reflected on or reserved against in the Companies' balance sheet as of June 30, 1998 included in the Financial Statements (the "BALANCE
                                                                     -------
SHEET"), the Companies do not have any liabilities or obligations of any nature
-----
whatsoever, due or to become due, accrued, absolute, contingent or otherwise, except for liabilities and obligations incurred in the ordinary course of business which are consistent with past practice. The Stockholders and the Companies do not know of any basis for the assertion against the Companies of any liability or obligation not fully reflected or reserved against in the Balance Sheet or not incurred in the ordinary course of business and consistent with past practice since the date thereof.

      11.8     ABSENCE OF ADVERSE CHANGE.  Since June 30, 1998, there has been
               -------------------------
no material adverse change in the business, financial position, assets, liabilities, results of operations or prospects of any of the Companies, nor to the Best Knowledge of the Sellers and Stockholders are there any conditions that exist which, if they materialized, would adversely affect any of the Companies, other than transactions expressly contemplated to occur in connection with the transactions contemplated hereby or as set forth on Schedule 11.8 attached
                                                    -------------
hereto.  Since June 30, 1998, neither the Stockholders nor the Companies have:

          (a) taken any action or made any change in the business or operations of any of the Companies, other than in the ordinary course of business consistent with past practice;

          (b) entered into or agreed to enter into any transaction, agreement or commitment, or suffered the occurrence of any event or events (a) that has interfered or is reasonably likely to interfere with the normal and usual operations of the business of any of the Companies or (b) that, singly or in the aggregate, has resulted or is reasonably likely to result in a material adverse change with respect to any of the Companies;

          (c) incurred or increased any indebtedness for borrowed money or any capital lease obligations, or assumed, guaranteed, endorsed or otherwise become responsible for the obligations of any other individual, partnership, firm, or corporation (except to endorse checks for collection for deposit in the ordinary course of business), or made any loan or advance to any individual, partnership, firm or corporation other than in the normal course of business;

          (d) mortgaged, pledged, or otherwise encumbered, or, other than in the ordinary course of business consistent with past practice, sold, transferred or otherwise disposed of, any of the Purchased Assets (or assets of the Purchased Companies), including any canceled, released, hypothecated or assigned indebtedness owed to the Companies, or any claims held by the Companies;

          (e) made any investment of a capital nature in excess of Two Thousand Five Hundred Dollars ($2,500) or entered into a commitment for such investment either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm or corporation other than in the ordinary course of business; or made any loans or advances to any other person, other than reasonable travel or other advances to employees other than in the ordinary course of business consistent with past practices without the prior written consent of Carey;

          (f) failed to make any scheduled or other payment by its due date;

          (g) incurred any material damage, destruction or loss to any asset owned by any of the Companies or used in any of the Companies' business;

          (h) entered into any amendment, waiver or modification to any existing material agreement, contract, lease, indenture or commitment (whether written or oral) being assumed by the Acquisition Sub hereby; or

          (i) agreed, contracted or committed to do any of the foregoing, or agreed to pay after the Closing any expenses or fees of counsel, accountants or consultants for services in preparation for or in connection with this Agreement or the transactions contemplated hereunder, except as otherwise provided herein.

      11.9     RECEIVABLES; BANKING RELATIONSHIPS.  Schedule 11.9 attached
               ----------------------------------   -------------
hereto provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Companies as of December 31, 1997 and June 30, 1998. All existing receivables of the Companies represent valid obligations of third parties arising from bona fide transactions entered into in the ordinary course of business. Schedule 11.9 attached hereto
                                                 -------------
lists each account maintained by or for the benefit of either of the Companies at any bank or other financial institution as of December 31, 1997 and June 30, 1998.

      11.10    TAX MATTERS.  The Companies and any consolidated, combined or
               -----------
unitary group of which the Companies are or were a member, (individually, a "TAX
                                                                             ---
AFFILIATE" and, collectively the "TAX AFFILIATES") have prepared and timely
---------                         --------------
filed with the appropriate United States, state and local government agencies and all foreign countries and political subdivisions thereof all tax returns, declarations, and reports, estimates, information returns and statements ("RETURNS") required to be filed and all such returns are
                         -------
correct and complete. Except for claims brought by the City of Chicago against the Companies and as more particularly described on Schedule 11.10 attached
                                                    --------------
hereto, the Companies and any Tax Affiliates have timely and properly paid, or entered into executed agreements to pay, in full all Taxes (as defined below) that are shown to be due on such Returns or claimed to be due by any taxing authority. The Companies and any Tax Affiliates have complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and timely and properly withheld from employee wages and paid over to proper government authorities all amounts required to be so withheld and paid over under all applicable laws.

          (a) There are no liens for Taxes upon the assets of the Companies or of any Tax Affiliate. Neither the Companies nor any of their Tax Affiliates has requested any extension at time within which to file any Return which Return has not since been filed. Except as disclosed on Schedule 11.10 attached hereto, no
                                             --------------
adjustment, deficiency or assessment for any Taxes has been proposed, asserted or assessed against the Companies or any of their Tax Affiliates which has not been resolved and paid in full. There are no outstanding waivers or consents given to the Companies or any of their Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Returns.

          (b) Except for claims brought by the City of Chicago against the Companies and as more particularly described on Schedule 11.10 attached hereto,
                                                --------------
none of the Companies or any Tax Affiliate is a party, nor are there any circumstances that would cause them to be a party, to any pending audit, examination, investigation, dispute, proceeding or claim, nor is any such action threatened, by any governmental authority, for assessment or collection of any Taxes for which any of the Companies or any Tax Affiliate are or may be liable.

          (c) None of the Companies or any Tax Affiliate has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f) of the Code apply to any disposition of a subsection (f) asset, as such term is defined in Section 341(f)(4) of the Code, owned by such Company or any of its Tax Affiliates. None of the Companies, or any Tax Affiliate is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by such Company or a Tax Affiliate, and none of the Companies have any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method. All transactions that could give rise to an understatement of federal income tax within the meaning of Section 6662 of the Code have been adequately disclosed in accordance with Section 6662 of the Code. None of the Companies, or any Tax Affiliate is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (d) Neither the Companies nor any Tax Affiliate is a party to any contract, agreement, plan or arrangement that, individually or collectively, could give rise to any payment that would not be deductible by reason of Section 162, 280G or 404 of the Code.

          (e) Copies of (A) any Tax examinations, (B) extensions of statutory limitations, (C) the federal, state and local income Tax Returns and franchise Tax Returns of the Companies and each Tax Affiliate, and (D) correspondence between the Companies and any Tax Affiliate on the one hand, and all taxing authorities on the other hand, for the Companies' and each Tax Affiliate's last three (3) taxable years previously have been furnished to Carey and such Tax Returns are true, correct and complete.

          (f) The provision for Taxes and any reserve for Taxes, if any, shown on the Balance Sheet are adequate to cover the aggregate liability of the Companies arising out of facts or circumstances occurring on or prior to the date of such Balance Sheet for all Taxes.

          (g) For purposes of this Agreement, "TAXES" shall mean all taxes,
                                               -----
charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfers, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

          (h) The Companies are and at all times since their incorporation have been S corporations as defined by the Code.

      11.11    TANGIBLE PROPERTIES AND VEHICLES.
               --------------------------------

          (a) Schedule 11.11(a) contains a true list of the tangible personal
              -----------------
property used in connection with the operation of the Business, including, without limitation, furniture, fixtures, equipment, computer hardware and software (but excluding Vehicles defined below) and owned by or leased to any of the Companies (together with any other personal property used in connection with the operation of the Business and owned by or leased to any of the Companies, the "TANGIBLE PERSONAL PROPERTY"). Except with respect to Tangible Personal
     --------------------------
Property listed as being leased on Schedule 11.11, the Companies have good and
                                   --------------
marketable title free and clear of all Encumbrances to the Tangible Personal Property. With respect to any Tangible Personal Property leased by any of the Companies, all leases, conditional sale contracts, franchises or licenses pursuant to which any of the Companies may hold or use (or permit others to hold or use) such Tangible Personal Property are valid and in full force and effect, and there is not under any of such instruments any existing default or event of default or event which with notice or lapse of time or both would constitute such a default; and the possession and use of such property by the Companies has not been disturbed and no claim has been asserted against any of the Companies adverse to its rights in such leasehold interests. The Tangible Personal Property and the Vehicles constitute all tangible personal property necessary to conduct the business of each of the Companies in the manner in which they have been and are being conducted. All Tangible Personal Property is adequate and usable for the purposes for which it is currently used and each item of Tangible Personal Property, whether owned or leased, is in good operating condition, reasonable wear and tear excepted, and has been properly maintained and repaired. During the past three (3) years, there has not been any material interruption of the operations of the business of any Company due to the condition of any of the Tangible Personal Property.

          (b) Schedule 11.11(b) attached hereto contains a true and complete
              -----------------
list of all motor vehicles used in the operation of the business of each of the Companies ("the "VEHICLES") including, without limitation, Vehicles owned by or
                 --------
leased to the Companies, or Vehicles for which the Companies are under obligation of any nature by guarantee or otherwise, and sets forth, with respect to each Vehicle, the year, make, serial number, model and whether such Vehicle is owned or leased. Schedule 11.11(b) attached hereto sets forth a description
                     -----------------
of any outstanding financial obligations of the Stockholders or the Companies (including financial obligations of third parties which are guaranteed by the Stockholders or the Companies) on any Vehicles, including the date of obligation, deposit, financing source, interest rate, term, dates and amounts of first and last payments, total amount financed, monthly payment, balloon payment (if any), outstanding balance, and extent and nature of the Companies' obligations with respect to such Vehicles. Except as shown in Schedule 11.11(b)
                                                               -----------------
attached hereto the Companies have good and marketable title, free and clear of all Encumbrances, to all Vehicles. With respect to Vehicles as to which the Companies have outstanding financial obligations, all leases, conditional sales contracts and financing documents pertaining to such Vehicles are in full force and effect, and there is not under any of such instruments any existing default or event of default which with notice or lapse of time or both would constitute such a default. The Vehicles are adequate and useable for the purposes for which they are currently used and each such Vehicle is in good operating condition, reasonable wear and tear excepted, and has been properly maintained and repaired. During the past three (3) years, there has not been any material interruption of the operations of the Companies' business due to condition of the Vehicles used in the operation of the Companies' business.

      11.12    PREMISES.  Schedule 11.12 attached hereto sets forth a true and
               --------   --------------
complete list and description of all real property leased by any of the Companies or used in their business (each a "LEASED PREMISES"). A true and
                                             ---------------
correct copy of the lease, as amended to date, with respect to each Leased Premises has been delivered to Carey. Each lease covering a Leased Premises is in full force and effect (there existing no default under any such lease which, with the lapse of time or notice or both, would entitle the lessor to terminate the same), conveys the leased real estate purported to be conveyed thereunder, and is enforceable by the Company which is a party thereto. The Companies have the right to use their respective Leased Premises in accordance with the terms of such leases free and clear of all Encumbrances or other interests or rights of third parties, except those which do not or would not have a material adverse effect on the Leased Premises as used in the Companies' business. To the Best Knowledge of the Sellers and Stockholders, each of the Leased Premises is structurally sound, adequately maintained, fully equipped with all necessary utilities and in good condition and repair, consistent with the uses to which it is presently being put or intended to be put. To the Best Knowledge of the Sellers and Stockholders, all structures, improvements and fixtures on the Leased Premises and the current uses of the Leased Premises conform in all material respects to any and all applicable federal, state and local laws, building, health and safety and other ordinances, laws, rules and regulations. To the Best Knowledge of the Sellers and Stockholders, there is no violation of any material covenant, restriction or other agreement or understanding, oral or written, affecting or relating to title or use of any Leased Premises. To the Best Knowledge of the Sellers and Stockholders, there are no pending or threatened condemnation or similar proceedings or assessments affecting any of the Leased Premises, nor is any such condemnation or assessment contemplated by any governmental authority. No Company owns any real property.

      11.13    ENVIRONMENTAL MATTERS.  Each of the following representations set
               ---------------------
forth in this Section 11.13 is to the Best Knowledge of the Sellers and Stockholders.

          (a) No governmental or private notice of violation, action, suit or other proceeding to enforce or impose liability under any Environmental Laws (as defined below), and no investigation or inquiry under any Environmental Laws, is pending or threatened against either of the Companies, or any person or entity for whose conduct any of the Companies are or may be held responsible, which would affect the business of any of the Companies;

          (b) No Leased Premises is contaminated with any Hazardous Materials (as defined below). There are no on-site or off-site locations used (currently or in the past) in the Companies' businesses or by the Companies in connection with their respective businesses for the treatment, storage or disposal of Hazardous Materials;

          (c) Without limiting the generality of the foregoing, there are no underground storage tanks at any Leased Premises, nor are there any PCLC-containing transformers at or on any Leased Premises;

          (d) There are no liabilities in connection with any of the Companies' businesses relating to the off-site treatment, storage or disposal of Hazardous Materials; and

          (e) There are no asbestos-containing materials located at any Leased Premises.

      11.14    INSURANCE.  Except as disclosed on Schedule 11.14 attached
               ----------                         --------------
hereto, the Companies have since June 30, 1995 through the date hereof, insured with reasonable amounts of coverage by responsible insurers in respect to their properties, assets and businesses against risks normally insured against by companies in similar lines of business under similar circumstances. Schedule
                                                                     --------
11.14 attached hereto, correctly describes (by, type, carrier, policy number,
-----
limits, premium and expiration date) the insurance coverage carried by the Companies at any time during the last fiscal year and up to and through June 30, 1998, and coverage carried by the Companies on the date hereof, each of which current coverage will remain in full force and effect through the Closing. None of the Companies (i) has failed to give any notice or present any claim under any such policy or binder in due and timely fashion, (ii) has received notice of cancellation or non-renewal of any such policy or binder, (iii) is aware of any threatened or proposed cancellation or non-renewal of any such policy or binder,
(iv) has received notice or is
aware of any insurance premiums which will be materially increased in the future or (v) has permitted any such policy to lapse for any period of time. There are no outstanding claims under any such policy which have gone unpaid for more than forty-five (45) days, or as to which the insurer has disclaimed liability.

      11.15    OUTSTANDING COMMITMENTS.  Schedule 11.15 attached hereto sets
               -----------------------   --------------
forth a list of all existing contracts, agreements, understandings, arrangements, leases, commitments, licenses, and installment and conditional sales agreements, whether written or oral, relating to each of the Companies (collectively, the "COMPANY CONTRACTS"), including without limitation any
                    -----------------
contracts or agreements which provide third parties with any options to buy assets or stock of any of the Companies or grant a right of first refusal to purchase any assets or stock of any of the Companies and, with respect to oral Company Contracts, an accurate and complete summary of the material provisions. The Stockholders have caused the Companies to deliver or make available to Carey true, correct and complete copies of all written Company Contracts. The execution, delivery and performance by the Companies of each of their Company Contracts has been authorized by all necessary corporate action. All of the Company Contracts are in full force and effect. The Companies and each other party to each of the Company Contracts have performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any of the Company Contracts. The Stockholders and the Companies have no present expectation or intention of not fully performing all their obligations under each of the Company Contracts, and neither the Stockholders nor the Companies have any knowledge of any breach or anticipated breach by any other party to any of the Company Contracts. None of the Company Contracts have been terminated, and neither the Stockholders nor the Companies are aware of any intention or right of any party to any Company Contract to default another party to any Company Contract. There exists no actual or, to the Best Knowledge of the Stockholders or the Companies, threatened termination, cancellation or limitation of the business relationship of the Companies with any party to any Company Contract.

      11.16    CERTAIN PAYMENTS.  None of the Companies and no director,
               ----------------
officer, agent, or employee of the Companies, or any other person associated with or acting for or on behalf of the Companies, has directly or indirectly,
(i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, entity or agency, private or public, regardless of form, whether in money, property, or services (a) to obtain favorable treatment in securing business, (b) to pay for favorable treatment for business secured, (c) to obtain special concessions or for special concessions already obtained, for or in respect of the Companies or (d) in violation of any federal, state or local law, or (ii) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

      11.17    TRANSACTIONS WITH RELATED PARTIES.  Except as set forth on
               ---------------------------------
Schedule 11.17 attached hereto, no stockholder, director, officer or employee of
--------------
any of the Companies, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has an interest, beneficial or otherwise, or is an officer, director, trustee, partner or holder of any equity interest, is a party to any transaction with the Companies that will represent an obligation of the Companies after the Closing, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments or involving other obligations to or from, any such person or firm.

      11.18    LICENSES, PERMITS, AUTHORIZATIONS, ETC.  Schedule 11.18 attached
               --------------------------------------   --------------
hereto identifies and provides a brief description, with appropriate identifying numbers and letters, of all licenses, permits, pending applications, consents, approvals and authorizations of or from any public, governmental or regulatory agency, used in the conduct of the business of each of the Companies, including, without limitation, radio frequencies and radio stations, Certificates of Public Convenience and Necessity and other operating certificates applied for and/or currently outstanding and issued by any and all regulatory bodies (including, without limitation, the U.S. Department of Transportation, the Interstate Commerce Commission, the City of Chicago, the City of Burr Ridge and the State of Illinois) (collectively, the "PERMITS"), providing with respect to each
                                 -------
Permit the name of the agency issuing the Permit and, if the holder is other than the Companies, the holder's relationship to the Companies. Each chauffeur who operates a Vehicle, and every Vehicle, has all required Permits. The holder of each Permit, the holder of which is a Company or a Stockholder has complied with all conditions and requirements imposed by the Permits and the Companies have not received any notice, and neither the Companies nor the Stockholders have any knowledge, that any appropriate authority intends to cancel or terminate any of the Permits or that valid grounds for such cancellation or termination exist. To the Best Knowledge of the Stockholders and Sellers. The holder of each Permit, the holder of which is not a Company or a Stockholder, has complied with all conditions and requirements imposed by the Permits and the Companies have not received any notice, and neither the Companies nor the Stockholders have any knowledge, that any appropriate authority intends to cancel or terminate any of the Permits or that valid grounds for such
cancellation or termination exist.   Each of the Companies owns or has the right
to use its respective Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of others and subject to no Encumbrance, and each Permit is valid and in full force and effect, and will not be terminated or adversely affected by the transactions contemplated hereby.

      11.19    EMPLOYEES.
               ---------

          (a) Schedule 11.19 attached hereto sets forth a true and complete list
              --------------
including the name, address, telephone number, job description, current salary and anticipated salary for 1998, amount of accrued vacation and other benefits, as of the date hereof, of all full-time and all part-time employees of each of the Companies (the "EMPLOYEES"). No Employee has an employment agreement or
                    ---------
understanding, whether oral or written, with a Company that is not terminable on thirty (30) days or less notice by such Company without cost or other liability to such Company. No Employee has indicated that he or she intends to terminate his or her employment with a Company or seek a material change in his or her duties or status either before or after the Closing. Each Employee or independent contractor of the Companies who is required to be licensed under any applicable federal, state or local law is so licensed.

          (b) None of the Companies is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and none of the Companies nor any of the Stockholders has any knowledge of any attempt to organize any employees of any of the Companies by any person, unit or group seeking to act as their bargaining agent. There are no pending or threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by any of the Companies. No event has occurred or circumstance exists that could provide a reasonable basis for any work stoppage or labor dispute.

      11.20    EMPLOYEE BENEFITS.  Each of the following representations set
               -----------------
forth in this Section 11.20 is to the Best Knowledge of the Sellers and Stockholders.

          (a) Schedule 11.20 attached hereto sets forth a true and complete list
              --------------
of each benefit plan, arrangement or agreement under which benefits (including, but not limited to, severance benefits) are provided to employees or other providers of services that is maintained as of the date of this Agreement (the "PLANS") by each of the Companies or by any trade or business, whether or not
------
incorporated (an "ERISA AFFILIATE"), all of which together with any of the
                  ---------------
Companies would be deemed a "single employer" within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
                                          -----

          (b) The Stockholders have heretofore caused the Companies to deliver to Carey true and complete copies (or, if not in written form, summaries) of each of the Plans and all related documents, including, but not limited to, (a) the actuarial report for such Plan (if applicable) for each of the last two (2) years, (b) the annual report for such Plan (if applicable) for each of the last two (2) years and (c) the most recent determination letter from the Internal Revenue Service (if applicable) for such Plan (and any application for such determination letter, if one is pending), and Schedule 11.20 attached hereto
                                              --------------
sets forth a true and complete list of all of such documents.

          (c) Except as set forth in Schedule 11.20 attached hereto (a) each of
                                     --------------
the Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code; (b) each of the Plans intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified and there is and has been no event, condition or circumstance that may adversely affect the qualified status of any such Plan, and each Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements in all material respects; (c) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits; (d) no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of any of the Companies or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan", as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Companies or
(iv) benefits, the full cost of which is borne by the current or former employee (or his beneficiary); (e) no liability under Title IV of ERISA has been incurred by any of the Companies or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to any of the Companies or any ERISA Affiliate of incurring a liability thereunder; (f) no Plan is a "multi employer pension plan," as such term is defined in Section 3(37) or 4001(a)(3) of ERISA; (g) all contributions or other amounts payable by the Companies as of the Closing Date with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP,
Section 302 of ERISA and Section 412 of the Code, and there is no accumulated funding deficiency with respect to any Plan; (h) neither the Stockholders, the Companies, nor any ERISA Affiliate, has engaged in a prohibited transaction in connection with the Companies or any ERISA Affiliate, or any other person or entity, which could subject any of the Companies or any ERISA Affiliate to a material liability under Section 409 of ERISA, a material civil penalty assessed pursuant to Section 502(i) or (l) of ERISA or a material tax imposed pursuant to
Section 4975 of the Code; (i) no event has occurred and no condition exists with respect to any Plan that could subject any of the Companies or any ERISA Affiliate to any material tax, fine or penalty imposed by the Code or ERISA; (j) there are no pending or threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto; (k) neither the Stockholders, the Companies nor any ERISA Affiliate has any material liability or contingent liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, any multi-employer plan or the Department of Labor with respect to any employee pension benefit plan currently or previously maintained by any of the Companies or any ERISA Affiliate; and (l) all required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and summary plan descriptions) with respect to the employee pension benefit plans and employee welfare benefit plans maintained by any of the Companies or any ERISA Affiliate for its employees have been properly and timely filed with the appropriate government agency and distributed to participants as required, and each of the Companies has complied in all material respects with the requirements of COBRA.

          (d) Except as set forth in Schedule 11.20 neither the execution and
                                     --------------
delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any material payment (including, without limitation, deferred compensation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any of the Companies, or any of their Affiliates under any Plan or otherwise, (b) materially increase any benefits otherwise payable under any Plan or otherwise, or (c) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

      11.21    COMPLIANCE WITH LAW.  To the Best Knowledge of the Sellers and
               -------------------
Stockholders, each of the Companies has complied with, (and is not in default under), all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its assets and the business conducted by it where the failure to comply would, in the aggregate, have a material adverse effect on the business, financial condition and results of operations of any of the Companies. To the Best Knowledge of the Sellers and the Stockholders, there is no existing law, rule, regulation or order, and neither the Companies nor the Stockholders are aware of any proposed law, rule, regulation or order, whether federal or state, which would prohibit or materially restrict any of the Companies from, or otherwise materially adversely affect any of the Companies in, conducting its respective business.

      11.22    LITIGATION.  Except as described in Schedule 11.22, there are no
               ----------                          --------------
(i) actions, suits or proceedings pending or threatened against or otherwise materially and adversely affecting any of the Stockholders or any of the Companies, at law or in equity, or before or by any federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (nor does any Stockholder or Company know or have grounds to know of any basis for any such action, suit, or other form of proceeding or dispute or any governmental investigation relating to such Company or the Business); (ii) arbitration proceedings relating to any of the Stockholders or any of the Companies; (iii) governmental inquiries pending or threatened against or involving any of the Stockholders or any of the Companies. There are no outstanding orders, writs, judgments, injunctions, settlement agreements, consent decrees, or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting either the Stockholders or any of the Companies. None of the Stockholders or Companies is in default with respect to any order, writ injunction or decree known to or served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as set forth on Schedule 11.22 attached hereto,
                                            --------------
there is no action or suit by either the Stockholders or the Companies pending or threatened against others, nor is there a basis for any such action, suit or proceeding other than as previously disclosed in writing to Carey.

      11.23    CUSTOMER DATABASE AND PROPRIETARY ASSETS.
               ----------------------------------------

          (a) The customer database (including but not limited to the customer accounts receivable billing profile, rolodex cards, log books, bills, receipts, electronic data and computer printouts) delivered at the Closing as Schedule
                                                                    --------
11.23(a) (the "CUSTOMER DATABASE") is a correct, complete and current customer
--------       -----------------
list containing the name, address and telephone number of all customers, customer liaisons and arrangers currently serviced by the Companies and, to the extent maintained by the Companies, the same information with respect to all customers, customer liaisons and arrangers serviced by the Companies and its predecessors since June 30, 1995. The Stockholders and the Companies have never, and no other party has ever, sold, leased, traded, or revealed the Customer Database to any competitor of the Companies or any other person, corporation, or entity except for software system vendors.

          (b) Schedule 11.23(b) identifies and provides a brief description of
              -----------------
all Proprietary Assets (as hereinafter defined), including without limitation computer hardware and software programs and products (including ALIS), as well as code, owned or licensed to, or otherwise used by each Company regarding: standards and methods of operating, marketing, advertising and public relations, courtesy and appearance standards, charge card services, reservation services, dispatch services, invoice and billing services, insurance programs and equipment standards for conducting a chauffeured vehicle service business, including improvements in operating procedures and mix of products and services
which may be promoted and sold to customers of each Company.   Schedule 11.23(b)
                                                               -----------------
lists each trademark and service mark owned by or licensed to, or otherwise used by, each Company and states with respect to each such trademark or service mark, whether it is registered with the U.S. Patent and Trademark Office or any state governmental agency. Except as set forth in Schedule 11.23(b), each Company has
                                             -----------------
good, valid and marketable title to all of its Proprietary Assets (including, but not limited to, the Customer Database), free and clear of all Encumbrances, and has a valid right to use all such Proprietary Assets. Except as set forth in Schedule 11.23(b), no Company is obligated to make any payment to any person
   -----------------
or entity for the use of any of its Proprietary Assets.  Except as set forth in
Schedule 11.23(b), no Company has developed jointly with any other person or
-----------------
entity any of its Proprietary Assets with respect to which such other person has any rights. Each Company has taken reasonably prudent steps to protect and maintain the confidentiality and secrecy of the Customer Database and otherwise to maintain and protect the value of all Proprietary Assets.

          (c) Unlawful Use of Company Proprietary Assets.  The Proprietary
              ------------------------------------------
Assets of each Company do not infringe or conflict with any Proprietary Asset owned or used by any other person or entity. Except as set forth on Schedule
                                                                     --------
11.23(c) attached hereto, no Company is infringing, misappropriating or making
--------
any unlawful use of, and no Company has at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of, any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other person or entity. To the Best Knowledge of the Sellers and the Stockholders, no other person or entity is infringing, misappropriating or making any unlawful use of, and no proprietary asset owned or used by any other person or entity infringes or conflicts with, any of the Proprietary Assets of the Companies.

          (d) Schedule 11.23(d) lists all telephone numbers relating to the
              -----------------
business of each of the Companies that have been advertised in the Yellow Pages and/or White Pages as well as any other telephone numbers used by any of the Companies for the purpose of taking reservations for its business since 1995. All telephone numbers listed on Schedule 11.23(d) are in good working order and
                                -----------------
no claim has been asserted against either of the Companies adverse to its rights in any such telephone numbers.

      11.24    BROKERAGE.  The Stockholders and the Companies represent and
               ---------
warrant to Carey that they have not incurred an obligation or liability, contingent or otherwise, for brokerage, finder's fees or agents' commissions or other similar payment in connection with this Agreement.


      11.26    DISCLOSURE.  No representation or warranty by the Stockholders or
               ----------
the Companies contained in this Agreement and no statement contained in any Exhibit or Schedule attached hereto contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to prevent any such statements from being misleading. The representations and warranties set forth in this Section 11.26 shall be true and correct on the date of this Agreement and on the Closing Date.

      11.27    YEAR 2000.  To the Best Knowledge of the Sellers and
               ---------
Stockholders, none of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by any of the Companies in the conduct of its business (the "COMPUTER
                                                                       --------
SYSTEMS") will malfunction, cease to function, generate incorrect data, or
-------
produce incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries (the "YEAR 2000 PROBLEM"). To the Best Knowledge of the Sellers
                      -----------------
and Stockholders, the Companies' Computer Systems are in compliance with all regulations and applicable trade organization guidelines concerning the Year 2000 Problem. None of the Companies has any contract with, or commitment to, any third party with respect to its Computer Systems relating to the Year 2000 Problem, and no Company is aware of any expense that it will incur in connection with the resolution of any Year 2000 Problem. To the Best Knowledge of the Sellers and Stockholders, the Companies are not aware of inabilities on the part of customers, insurance companies or service providers with which the Companies transact business to timely remedy their own deficiencies in respect of the Year 2000 Problem, which inabilities, individually or in the aggregate, will have a material adverse effect on the business, financial condition and results of operations of any of the Companies.

     11.28     VALID PRIVATE PLACEMENT.  The stockholders of the Companies other
               -----------------------
than GJ and Aubrey Jacobs (the "OTHER STOCKHOLDERS") have had an opportunity:
                                ------------------
(i) to review Carey's Annual Report to Stockholders for its fiscal year ended November 30, 1997, its related Proxy Statement, its Annual Report on Form 10-K for its fiscal year ended November 30, 1997, and its periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended, during its 1998 fiscal year; (ii) to request for their review material exhibits to the Annual Report on Form 10-K; and (iii) to ask questions concerning the terms and conditions of this Agreement and any additional information regarding Carey. GJ and the Other Stockholders specifically represent and warrant that GJ has been and is acting as the Other Stockholders' purchaser representative in connection with the negotiation and execution of this Agreement.

      12. REPRESENTATIONS AND WARRANTIES OF CAREY AND THE ACQUISITION SUB.
Carey and the Acquisition Sub hereby jointly and severally represent and warrant to the Stockholders and the Companies as follows:

      12.1     ORGANIZATION, POWER, ETC.  Each of Carey and the Acquisition Sub
               ------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and all other agreements contemplated hereby and to perform its obligations hereunder.

      12.2     AUTHORITY RELATIVE TO AGREEMENT.  The execution, delivery and
               -------------------------------
performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby by Carey and the Acquisition Sub have been, or prior to the Closing will be, duly and effectively authorized by all necessary corporation action. This Agreement and each of the other agreements, documents and instruments to be executed and delivered by Carey and the Acquisition Sub have been or will be duly executed and delivered by, and constitute the valid and binding obligation of Carey and the Acquisition Sub, as the case may be, enforceable against them in accordance with their terms.

      12.3     CONFLICTS.  Neither Carey nor the Acquisition Sub is subject to
               ---------
any order, judgment, decree or any charter or by-law provisions or a party to or bound by any material mortgage, deed of trust, lease, agreement or other instrument which would prevent the consummation of the transactions contemplated hereunder, or compliance by it with the terms, conditions and provisions hereof, and such consummation and compliance will not, and will not with the giving of notice or the passage of time, constitute a default or the event of default under or a violation of or grounds for termination of or any other change to any such order, judgment, decree, provision, mortgage, deed of trust, lease, agreement, or any other instrument.

      12.4     LITIGATION.  No litigation, administrative proceedings or
               ----------
governmental investigations are pending or, to the knowledge of Carey or the Acquisition Sub, threatened against or relating to Carey or the Acquisition Sub or their properties or businesses which would materially affect the transactions contemplated by this Agreement.

      13. INDEMNIFICATION.

      13.1     AGREEMENTS TO INDEMNIFY.
               -----------------------

          (a) As used in this Section 13: (i)  "DAMAGES" means claims, damages,
                                                -------
liabilities, losses, judgments, settlements, and expenses, including, without limitation, all reasonable fees and disbursements of counsel incident to the investigation or defense of any claim or proceeding or threatened claim or proceeding; (ii) "INDEMNIFYING PARTIES" means the parties obligated to provide
                  --------------------
indemnification under this Section 13.1; and (iii) "INDEMNIFIED PARTY" means the
                                                    -----------------
party entitled to indemnification under this Section 13.1.

          (b) On the terms and subject to the limitations set forth in this Agreement, the Sellers and the Stockholders shall jointly and severally indemnify, defend and hold Carey and the Acquisition Sub harmless from, against and in respect of any and all Damages incurred by Carey or the Acquisition Sub arising from or in connection with: (i) any breach of any representation, warranty, covenant or agreement made by the Stockholders or the Sellers in this Agreement; (ii) any Taxes of a Company or Stockholder imposed as a result of the transactions contemplated by this Agreement (iii) any Damages in connection with workers compensation-related claims against any Company arising from circumstances occurring before the Closing Date; (iv) any claims of the City of Chicago for city taxes based on services provided or trips made by the Companies before the Closing Date (whether or not disclosed on a disclosure schedule to this Agreement); (v) any liabilities whatsoever accruing or arising during the Operation Period due to the gross negligence or willful misconduct of any member of the American Group; (vi) any liabilities assumed by the Acquisition Sub pursuant to this Agreement over and above the Liabilities Cap; (vii) any liabilities arising in connection with the litigation and disputes described in
Schedule 11.22 attached hereto except for the costs of defending the claims made
--------------
by the City of Chicago as more particularly described in Schedule 11.22 attached
                                                         --------------
hereto; and (viii) any failure by the Sellers or the Stockholders to obtain any necessary third party consent.

          (c) The representations, warranties, covenants and agreements of the Stockholders and the Companies set forth in this Agreement shall, for purposes of this Section 13, be deemed to have survived the Closing Date notwithstanding any contrary terms of this Agreement, for the period during which claims for indemnification may be made pursuant to Section 13, except that the covenants made in Sections 8.1 and 8.2 shall survive for the periods specified therein, and the indemnity obligations hereunder with respect to the breach of any tax or environmental representation or warranty, covenant or agreement set forth herein shall survive for the period of the applicable statute of limitations, and whenever such representations, warranties, covenants and agreements are referred to in this Section 13, the text of the same shall be deemed to be set forth in their entirety herein, and the same are hereby incorporated herein by such references. Each such representation, warranty, covenant and agreement shall be deemed to have been relied upon by the party or parties to which made, notwithstanding any investigation or inspection made by or on behalf of such party or parties, and notwithstanding any knowledge acquired (or capable of being acquired) by such party or parties, whether before or after the execution and delivery of this Agreement or the Payment Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or agreement, and shall not be affected in any respect by any such investigation, inspection or knowledge.

      13.2     TERMS OF INDEMNITY OBLIGATIONS.  The indemnity obligations of the
               ------------------------------
Indemnifying Parties under this Agreement shall be subject to the following terms:

          (a) Except as otherwise provided in Subsection (c) above, the indemnity obligations of the Indemnifying Parties shall expire no later than two
(2) years following the Payment Date with respect to any matter for which a claim for indemnification has not been made by such date, and provided that the indemnity obligations of the Indemnifying Parties for claims timely asserted by an Indemnified Party in the manner provided in this Agreement shall continue until such claims are finally resolved and discharged. With respect to any breach involving fraud on the part of the Indemnifying Party or any other remedies to which the Indemnified Parties may otherwise be entitled at law or in equity, the remedies of the Indemnified Parties provided herein shall be in addition to, and not in lieu of, any other remedies to which the Indemnified Parties are entitled.

          (b) Certificates representing the Escrow Payment otherwise issuable shall be registered in the name of GJ and shall be placed in an Escrow Account in accordance with the terms and conditions of the Escrow Agreement for the purpose of providing collateral funds for indemnifying Carey and the Acquisition Sub for any and all Damages for which Carey and the Acquisition Sub are entitled to be indemnified pursuant to this Section 13. Such Stock Payment will be held in an Escrow Account for a period of up to three (3) years or as otherwise provided in the Escrow Agreement. Carey's recourse for indemnification under this Agreement shall be limited to the Escrow Fund (as defined in the Escrow Agreement).

      13.3     NOTICE OF CLAIM.  The Indemnified Party shall promptly notify the
               ---------------
Indemnifying Parties in writing of any Claim asserted by a third person that might give rise to any indemnity obligation hereunder (a "THIRD PARTY CLAIM").
                                                          -----------------
Failure of any Indemnified Party to promptly give such notice shall not relieve the Indemnifying Parties of their obligation to indemnify under this Section 13 except to the extent that the Indemnifying Party is damaged thereby. Together with or following such notice, the Indemnified Party shall deliver to the Indemnifying Parties copies of all notices and documents received by Carey relating to the Third Party Claim (including court papers).

      13.4     DEFENSE AND SETTLEMENT OF THIRD-PARTY CLAIMS.  The Indemnifying
               --------------------------------------------
Parties shall have the right (without prejudice to the right of the Indemnified Parties to participate at their own expense through counsel of their own choosing) to defend against any Third Party Claim at their expense and through counsel of their own choosing that is reasonably acceptable to the Indemnified Parties, and to control such defense if they give written notice of their intention to do so within fifteen (15) business days of their receipt of notice of Third Party Claim, and in such event the Indemnified Parties shall cooperate fully in the defense of such Third Party Claim and shall make available to the Indemnifying Parties or their counsel all pertinent information under its control relating thereto. The Indemnified Parties shall have the right to elect to settle any Third Party Claim; provided, however, the Indemnifying Parties shall not have any indemnification obligation with respect to any monetary payment to any third party required by such settlement unless they shall have consented thereto in writing. The Indemnifying Parties shall have the right to elect to settle any Third Party Claim subject to the consent of the Indemnified Parties; provided, however, that if the Indemnified Parties fail to give such consent within fifteen (15) business days of being requested to do so, the Indemnified Parties shall, at their expense, assume the defense of such Third Party Claim and regardless of the outcome of such matter, the Indemnifying Parties' liability hereunder shall be limited to the amount of any such proposed settlement. The foregoing provisions notwithstanding, in no event may the

Indemnifying Parties (a) adjust, compromise or settle any Third Party Claim (i) unless such adjustment, compromise or settlement unconditionally releases Carey and the Acquisition Sub from all liability or (ii) if such adjustment, compromise or settlement affects the absolute and sole right of Carey or the Acquisition Sub to own or use any of any their assets (including, without limitation, contract rights) or (b) defend any Third Party Claim which, if adversely determined, would materially impair the financial condition (as defined below), results of operations, business or prospects of Carey or the Acquisition Sub. To the extent that the Indemnified Parties assume the defense of a Third Party Claim, the Indemnifying Parties shall have the right to participate at their own expense in the defense or settlement of such claim.

      13.5     CONTROL OF TAX PROCEEDINGS.  (a) If a claim shall be made by any
               --------------------------
taxing authority which, if successful, would result in an indemnity payment by the Stockholders or Sellers pursuant to this Section 13 (a "TAX CLAIM"), or if
                                                            ---------
an audit or administrative proceeding is commenced by any taxing authority with respect to Taxes that could give rise to a Tax Claim (a "TAX AUDIT"), the
                                                         ---------
Stockholders and/or the Sellers shall have the right, at their option, upon timely notice to Carey, to assume and control the conduct of any such Tax Audit and the defense of any suit, action or proceeding with respect to any such Tax Claim at their own expense and with their own counsel (without prejudice to the right of Carey to participate at its own expense through counsel of its own choosing), so long as the Stockholders and Sellers have and acknowledge full indemnification responsibility under this Section 13 for all of the Taxes which are asserted by the tax authority to be the subject of the Tax Audit or Tax Claim.

          (b) In any case in which the Sellers or Stockholders are entitled to and elect to control the contest, as provided in Section 13.5(a) above, the Sellers and Stockholders, at their sole option, may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority with respect to any Tax Claim; may, at their sole option, either pay the Taxes claimed and sue for a refund where applicable law permits such refund suits; or may contest the Tax Claim in any permissible manner, and prosecute such contest to a determination in court of initial jurisdiction, and to determination in an appellate court, and may settle the Tax Claim at any stage in the judicial process unless such settlement would materially impair the financial condition, results of operations, business or prospects of the Companies or Carey or the Acquisition Sub, in which case Carey may withhold such consent in its sole discretion (either initially or at some later time) at any stage of the administrative and judicial process.

     13.6 LIMITATIONS ON INDEMNIFICATION.  The aggregate indemnity obligations
          ------------------------------
of the Sellers and the Stockholders under this Agreement shall not in any event exceed the value of the Escrow Fund (as defined in the Escrow Agreement) as of the date on which a final determination or award is made or granted with reference to the claim asserting damage hereunder (the "INDEMNIFICATION CAP").
                                                        -------------------
In accordance with the foregoing, it is the understanding of the parties that Carey's and the Acquisition Sub's indemnification rights shall entitle Carey and the Acquisition Sub to seek indemnification for liabilities of up to the value of the Escrow Fund.

      14. TERMINATION; AMENDMENTS; WAIVERS.

      14.1     TERMINATION.  This Agreement may be terminated at any time prior
               -----------
to the Closing Date:

          (a) by mutual consent of Carey, the Acquisition Sub, the Stockholders and the Sellers;

          (b) by Carey, the Acquisition Sub or the Companies if the Closing shall not have occurred on or before November 30, 1998, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (c) by Carey if there has been a material misrepresentation or material breach of the representations, warranties, covenants or obligations of the Sellers and Stockholders set forth herein; provided, that in the case of a
                                               ---------
breach of any such covenant or obligation, such breach has not been cured within thirty (30) days of the Stockholders' and the Sellers' receipt of a written notice thereof delivered by Carey;

          (d) by the Stockholders and the Sellers if there has been a material misrepresentation or material breach of the representations, warranties, covenants and obligations of Carey or the Sellers set forth herein, provided that in the case of a breach of any such covenant or obligation, such breach has not been cured within thirty (30) days of Carey's and the Acquisition Sub's receipt of written notice thereof delivered by GJ.

     The power of termination provided for by this Section 14.1 will be effective only after written notice thereof shall have been given to the other parties. If this Agreement is terminated in accordance with this Section 14.1, this Agreement shall be abandoned without further action by the parties.

      14.2     EFFECT OF TERMINATION.  In the event of termination of this
               ---------------------
Agreement pursuant to Section 14.1, this Agreement shall forthwith become void and have no effect, and no party shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except (a) Sections 8.1 and 8.2 shall survive any termination of this Agreement, and (b) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved of or released from any liabilities or damages arising out of its breach of any provision of this Agreement.

      14.3     AMENDMENT.  This Agreement may not be amended except by an
               ---------
instrument in writing signed on behalf of each of the parties hereto.

      14.4     EXTENSION; WAIVER.  At any time prior to the Closing Date, the
               -----------------
parties hereto may, subject to Section 14.1, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by or on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      15. MISCELLANEOUS.

      15.1     EXPENSES.  The Companies, Carey and the Acquisition Sub shall pay
               --------
the fees and expenses of their respective counsel, accountants, other experts and all other expenses incident to the negotiation, preparation and execution of this Agreement, it being the understanding of the parties that the fees of counsel, accountants, other experts and other such expenses of the Companies shall be accrued as of August 31, 1998 and included as Assumed Liabilities subject to the Liabilities Cap.

      15.2     CERTAIN TAX MATTERS.  The Stockholders shall cause the Companies
               -------------------
to prepare and file any required Return for any taxable period ending on or before the Closing Date and that is due on or before the Closing Date. Carey shall cause the Companies to prepare and file all required returns due after the Closing Date.

      15.3     DEFINITIONS.  As used in this Agreement:
               -----------

     An "Affiliate" of any entity shall mean any person, corporation, partnership or business organization which, directly or indirectly, Controls, is Controlled by or is under Common control with, such entity.

     "Best Knowledge" shall include (i) actual knowledge and (ii) that knowledge which a prudent business person (including in the case of the Sellers the officers, directors and management employees of the Sellers) would have obtained in the reasonable management of his or her business affairs after exercising due diligence with respect thereto. In connection therewith, the knowledge (both actual and constructive) of any director, officer, stockholder or management employee of a Seller shall be deemed to be knowledge of such Seller.

     "Control" shall mean direct or, either together with others acting as a group or otherwise, indirect ownership or possession of the right or power, by vote of stockholders or directors, or by contract, agreement or other arrangement, to direct, determine, prevent or otherwise dictate managerial, operational or other actions or activities of any firm, corporation or business organization.

     "Encumbrance" means any charge, claim, right, property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including, without limitation, any restriction of use, voting, transfer, receipt of income, or exercise of any other attribute of ownership held by another party.

     "Environmental Laws" means, individually and collectively, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act of 1976, the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Emergency Planning and Community Right-to-Know Act or any other federal, state or local law, regulation, ordinance, rule or by-law regulating the use, presence, storage, transportation or disposal of Hazardous Materials.

     "Hazardous Materials" means, individually and collectively, toxic, hazardous, explosive or otherwise dangerous materials, substances, pollutants, contaminants or wastes (as those terms are used in the Environmental Laws), petroleum products, polychlorinated biphenyls, asbestos, ureaformaldehye foam, waste oil or radioactive materials.

     "Proprietary Asset" means any (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, mask work, mask work application, trade secret, know-how, confidential information, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) license or right to use or exploit any of the foregoing.

      15.4     ENTIRE AGREEMENT.  This Agreement and the other agreements to be
               ----------------
delivered pursuant hereto constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

      15.5     BINDING EFFECT; BENEFIT.  This Agreement shall inure to the
               -----------------------
benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective heirs, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. As used herein, the successors of Carey shall be deemed to include any affiliate of Carey conducting a chauffeured car-for-hire business.

      15.6     SECTION AND OTHER HEADINGS.  The section and other headings
               --------------------------
contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      15.7     NOTICES.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed to have been duly given if delivered in person or sent by certified mail, postage and certification charges prepaid, as follows:

If to the Stockholders
or the Sellers:            George Jacobs
                           President
                           American Airport Limousine Corporation
                           200 Frontage Road
                           Burr Ridge, IL 60521-6916

                           with a copy to
                           Phil Wolin, Esq.
                           Wolin & Rosen, Ltd.
                           Two N. La Salle Street, Suite 1776
                           Chicago, IL  60602

If to Carey:               Carey International, Inc.
                           4530 Wisconsin Avenue, N.W.
                           Washington, DC  20016
                           Fax: (202) 895-1201

                           Attn:  Vincent A. Wolfington, Chairman of the Board
                           Attn:  Michael P. O'Callaghan, Director of
                                   Acquisitions

                           with a copy to:

                           Nutter, McClennen & Fish, LLP
                           One International Place
                           Boston, MA 02110
                           Attn: James E. Dawson, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      15.8     GOVERNING LAW.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware.

      15.9     COUNTERPARTS.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

      15.10    SEVERABILITY.  In the event that any provision of this Agreement
               ------------
or the application thereof to any person or in any circumstances shall be determined to be invalid, unlawful or unenforceable to any extent, the remainder of this Agreement and the application of such provision to persons or circumstances other than that to those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be affected thereby and each remaining provision of this Agreement shall continue to be valid and may be enforced to the fullest extent permitted by law.

     15.11     REMEDIES
               --------

          (a) Right to Injunction.  The breach by any of the Stockholders of any
              -------------------
of the provisions of Sections 8.1 and 8.2 shall entitle Carey to a permanent injunction or other injunctive relief in order to prevent or restrain any such breach or threatened breach by any of the Stockholders or their partners, agents, representatives, employees, independent contractors or any entity of which they are a partner, joint venturer, stockholder, contractor, proprietor, officer, director, employee or agent, or any and all persons or entities directly or indirectly acting for or with them. The rights and remedies of Carey under Sections 8.1 and 8.2 shall be in addition to and not in limitation of any of the rights, remedies, or damages available to it at law or equity.
The prevailing party shall be entitled to collect from the non-prevailing party reasonable costs and attorneys' fees in addition to any other rights or claims the prevailing party may have against the non-prevailing party.

          (b) Survival.  The provisions of Sections 8.1 and 8.2 shall survive
              --------
the termination of this Agreement.

          (c) Severability.  The Stockholders have carefully read and considered
              ------------
the provisions of Section 8.2 and, having done so, agree that the restrictions set forth herein (including, but not limited to, the time period of the restrictions and the geographical areas of the restrictions) are fair and reasonable and are reasonably required for the protection of the interests of
Carey.   In the event that any provision of Section 8.2 related to a time period or areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or area such court deems reasonable and enforceable, said time period or areas of restriction shall be deemed to become and hereafter shall be the maximum time period or areas which such court deems reasonable and enforceable.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal as of the date first above written.
                              CAREY INTERNATIONAL, INC.


                              By:/s/ Vincent A. Wolfington
                                 ----------------------------------------------
                                 Vincent A. Wolfington, Chairman


                              AIRPORT LIMOUSINE ACQUISITION CORP.


                              By:/s/ Vincent A. Wolfington
                                 -----------------------------------------------
                                 Vincent A. Wolfington, President


                              AIRPORT LIMOUSINE PARTNERS, INC.


                              By:/s/ George Jacobs
                                 -----------------------------------------------
                                 George Jacobs, President


                              /s/ George Jacobs
                              --------------------------------------------------
                              George Jacobs


                              /s/ George Jacobs
                              as attorney in fact for Aubrey Jacobs
                              --------------------------------------------------
                              Aubrey Jacobs


                              /s/ George Jacobs
                              as attorney in fact for Hyman Levin
                              --------------------------------------------------
                              Hyma Levin

                              /s/ George Jacobs
                              as attorney in fact for Harriet Jacobs
                              --------------------------------------------------

                              AMERICAN LIMOUSINE REPAIR SERVICE, INC.


                              By:/s/ George Jacobs
                                 ----------------------------------------------
                                 George Jacobs, President